1

                            ADMINISTRATIVE AGREEMENT
            This  Administrative  Agreement  ("Agreement"), dated the 6th day of
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August  1999,  is made  between  Howmet  Corporation,  a  Delaware  corporation
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("Howmet"), and the United States Department of the Air Force ("Air Force"). As used herein, Howmet means Howmet Corporation and all its operating sectors, groups, divisions, units and wholly-owned subsidiaries in North America, including those acquired or established during the term of this Agreement. As used herein, Air Force means the Deputy General Counsel (Contractor Responsibility).
                                    PREAMBLE
      1. Howmet is a corporation engaged in the manufacture of aircraft components for military and civilian uses, and has its principal place of business at Greenwich, Connecticut.
      2. On March 1, 1999, the Air Force delivered a Notice of Proposed Debarment to Howmet's subsidiary Howmet Cercast (Canada), Inc. ("Cercast - Canada"), thereby in effect suspending it from government contracting and Government-approved subcontracting pursuant to the procedures contained in Federal Acquisition Regulation (FAR) Subpart 9.4 and Department of Defense FAR Supplement (DFARS) Subpart 209.4. The activities giving rise to the Notice occurred at Cercast - Canada's Montreal, Quebec facility ("Cercast - Montreal"). Howmet voluntarily disclosed to the Air Force similar conduct, but more limited in scope, at the Bethlehem, Pennsylvania facility ("Cercast - Bethlehem") owned and operated by Cercast - Canada's sister company, Howmet Cercast (U.S.A.), Inc. ("Cercast - U.S.A.").
      3. On May 13, 1999 the Air Force advised Cercast - Canada that the Air Force was terminating the foregoing Notice of Proposed Debarment, and by letters dated May 17, 1999 the

 Air Force issued new Notices of Proposed Debarment applicable specifically to Cercast - Montreal and Cercast - Bethlehem.
      4. Howmet has expressed an interest in demonstrating that it can be trusted to deal fairly and honestly with the Government and that suspending or debarring Cercast - U.S.A. and Cercast - Canada from future Government contracting is not a necessary protection in this case. Howmet has acknowledged improper conduct of employees at Cercast - Montreal and Cercast - Bethlehem and has taken responsibility for the circumstances of wrongdoing. Howmet has agreed to keep in place its Business Ethics Program voluntarily adopted prior to the date of this Agreement, and to take other actions as specified herein to assure that it possesses the high degree of business honesty and integrity required of a Government contractor.
      5. Howmet represents that, to the best of Howmet's knowledge, none of the individuals who were involved in the kickback activity, one of the issues involved in Howmet's disclosure, is now employed by Cercast - Canada or any other Howmet affiliate.
      6. The Air Force and Howmet agree that FAR Subpart 9.406 may provide a basis upon which to debar Howmet. The Air Force has determined, however, that based upon information currently known to the Air Force, Howmet's corrective actions, described in the terms and conditions of this Agreement, provide adequate assurance that Howmet's future dealings with the Government, if any, will be conducted responsibly and that suspension or debarment is not necessary at this time to protect the Government's interests. The parties, therefore, agree to the terms and conditions set out below.
                                    ARTICLES
            1. PERIOD. The period of this Administrative Agreement shall be three years from the date of execution of this Agreement by the Air Force, or, if the Air Force determines at any time during the three years that Howmet has ceased to be in full compliance with the letter and spirit of this Agreement,for a period of three years following reestablishment of full compliance as determined by the Air Force.
            2. EMPLOYEES. The word "employee(s)" in this Agreement includes company officers, permanent, temporary, and contract employees, full-time and part-time employees, consultants, and members of the Board of Directors.
            3. SELF-GOVERNANCE PROGRAMS. Howmet has implemented and agrees to maintain a self-governance program that includes compliance programs for affected employees and a Business Ethics Program that covers all employees of Howmet, including Cercast - U.S.A. and Cercast - Canada. The Business Ethics
Program shall be maintained so as to ensure that Howmet and each of its employees maintain the business honesty and integrity required of a Government contractor and that Howmet operates in strict compliance with all applicable laws, regulations, and the terms of any contract. Howmet represents that its Business Ethics Program includes the following components:
            a. CENTRAL, HIGH-LEVEL PROGRAM MANAGEMENT. Howmet has designated Howmet's Director of Internal Audit to be the Program Ethics Officer. The Ethics Officer is responsible for managing all aspects of the Howmet Business Ethics Program.
            b. CODE OF BUSINESS ETHICS. A written Code of Ethics and Standards of Business Conduct (hereinafter "the Code") was adopted on May 7, 1999 by the Board of Directors of Howmet International Inc., Howmet's parent company. A copy of the Code is Exhibit A to this Agreement. The Code has been circulated to each employee of Howmet. After reading the Code each current employee has signed or will have signed within twelve months of the effective date of this Agreement a register or acknowledgement stating that he or she has read and understood the Code. Howmet shall maintain such a register or acknowledgements containing the signatures of its employees, and such a register or acknowledgements will be open to inspection by the Government. At least once in each twelve-month period beginning on the first anniversary of the effective date of this Agreement, then-current employees shall repeat the procedure of reading the Code and signing the register or acknowledgements. Within two weeks of starting employment with Howmet, new employees shall read the Code and sign the register or acknowledgements. Within that two week period the new employee's immediate supervisor or other management person also shall discuss the content and requirements of the Code with the new employee.
            c. INFORMATION AND EDUCATION PROGRAM. Howmet has instituted and shall maintain an information and education program, including employee training, designed to assure that all Howmet employees are aware of all applicable laws, regulations, and standards of business conduct that employees are expected to follow, and the consequences to both the employee and the company that will ensue from any violation of such measures. Employee training consists of live ethics and compliance training for all employees in a classroom setting each twelve-month period commencing on the effective date of this Agreement (with credit given for any training given within six months prior to such effective date), with each session, or combination of sessions, lasting approximately one hour in each such twelve-month period. A subject outline and schedule for the training program is included here as Exhibit B and is incorporated by reference into this Agreement.
            d. LANGUAGES. All written materials and training related to the Business Ethics Program will be provided in English, and (for the Cercast - Montreal facility) French.

            e. REPORTING AND INFORMATION RESOURCES. Howmet has installed a toll-free, dedicated telephone number for confidential calls reporting suspected misconduct or for asking questions related to business ethics or business conduct at Howmet. In addition, Howmet has posted in prominent places accessible to each of its employees a notice giving the toll-free number, inviting confidential calls, and stating the company's commitment to comply with all applicable laws and regulations in the conduct of its business. A copy of the notice is attached to this Agreement as Exhibit C. Howmet also has posted in common work areas a "Hotline" poster prepared by the Inspector General of the Department of Defense providing phone numbers to report fraud, waste, and abuse, and/or security violations.
            f.  GIFTS PROHIBITED.  Howmet has instituted a prohibition on giving any gift, gratuity, meal, refreshment, or entertainment to any
Government employee.
            4. PREFERRED SUPPLIER PROGRAM. Howmet shall institute a Preferred Supplier Program within 180 days of the effective date of this Agreement. The Preferred Supplier Program shall be designed to rate prospective subcontractors and suppliers for quality and performance, and to assign an enhanced priority to such entities for having instituted compliance and values based ethics programs.
            5. PERFORMANCE STANDARDS. Promotion of and adherence to the Howmet Business Ethics Program is an element of each manager's and supervisor's written performance standards. Each manager and supervisor is appraised annually in writing on his or her knowledge of, adherence to and promotion of Howmet's Business Ethics Programs. Howmet will submit, as a part of each report to the Air Force pursuant to Article 8, a statement by the President of Howmet, or its Senior Vice President - North American Operations, that he has verified that each manager and supervisor has been appraised on his or her adherence to and promotion of Howmet's Business Ethics Program.
            6. GENERAL  MANAGER'S  CERTIFICATE.  Howmet has implemented and will maintain an annual certification requirement. The General Manager of each of Howmet's facilities shall attest that he or she has personally advised each employee of the following information, or has arranged for and verified that each employee has been advised of the following information: (a) the content and application of the company's Business Ethics Program; (b) strict adherence to the law, the Code, and the principles of the Business Ethics Program is a condition of employment; and (c) Howmet will take disciplinary action, including discharge, for any violation of law, the Code, the principles of the Business Ethics Program, or basic tenets of business honesty and integrity. Such advice and information may be provided at employee group meetings. A copy of the certificate used to fulfill this requirement is attached as Exhibit D. Cercast - U.S.A. and Cercast - Canada will submit, as a part of each report to the Air Force pursuant to Article 8, a statement by the President of Cercast - U.S.A. and Cercast - Canada that he has verified that the certifications are being maintained and that the General Manager of each of the Cercast - U.S.A. and Cercast - Canada facilities has provided a certification as required by this provision. The certificates shall be maintained and available for the Air Force's review and inspection during the life of this Agreement.
            7. BOARD OF DIRECTORS RESPONSIBILITIES. The Audit Committee of the Board of Directors of Howmet International, Inc. shall be responsible for Howmet's Business Ethics Program, for maintaining and updating the Code, and for auditing Howmet's compliance with this Agreement. The Howmet Director of
Internal Audit and appropriate members of management shall report to the Audit Committee in person and in writing once in 1999 and not less than three times each year thereafter concerning Howmet's Business Ethics Program and compliance with this Agreement. Howmet shall take whatever actions are appropriate and necessary to ensure that it conducts its activities in compliance with the requirements of the law and sound business ethics. Howmet shall provide to the Air Force copies of the written reports and minutes of the Audit Committee meetings reflecting the reports made to the Audit Committee and the decisions or directions to management concerning any matters in any way related to Howmet's Business Ethics Programs or this Agreement. The names of the members of the Audit Committee are listed at Exhibit E. If any member of the Audit Committee leaves the Audit Committee, Howmet shall notify the Air Force within one week of the change and shall provide the name of each new member to the Air Force upon election or appointment.
            8. REPORTS. Pursuant to the schedule set forth as Exhibit F, the President of Cercast - U.S.A. and Cercast - Canada shall submit written reports to the Air Force describing the measures taken by Cercast - U.S.A. and Cercast - Canada since the prior report to implement the Howmet Business Ethics Program at these facilities and to ensure their compliance with this Agreement. The schedule at Exhibit F sets forth the reporting dates for submission of the reports. The reporting dates are deadlines for receipt of the reports at Air Force Headquarters. Howmet's failure to meet these requirements on or before the dates agreed to shall constitute a breach of this Agreement. The reports shall include the following as they relate to Cercast - U.S.A. and Cercast - Canada:
            a. Standards of conduct/ethics/compliance training conducted, subject matter covered, and the number and type of employees who attended.
            b.  Initiatives   relating  to  the  Business  Ethics  Program.
            c.  Information  required  by  Articles  5, 6,  10,  13 and 14.

            d. The initiation and status of any ongoing investigation of, or legal proceedings involving, Cercast - U.S.A. or Cercast - Canada, including times, places, and subject matter of search warrants, subpoenas, criminal charges, criminal or civil agreements, etc.
            e. A statement by the President of Cercast - U.S.A. and Cercast - Canada that he has verified that the register or acknowledgements referenced in
Article 3.b. are being maintained, and that to the best of his knowledge each employee has signed the register or acknowledgements as required by this provision.
            f. A report identifying all calls made to the company confidential toll-free line (regardless of subject matter) relating to Cercast - U.S.A. or Cercast - Canada, and any instances of suspected misconduct involving Cercast - U.S.A. or Cercast - Canada brought to the attention of management through any other channel during the period since the last report. Such reports shall summarize the facts of each matter, stating the date and source (generically identified only as employee, consultant, outsider, etc.), medium of the report, the date and nature of the reported conduct, type and results of any internal investigation, corrective and/or disciplinary action and date of feedback to the source of the information. Matters pending resolution at the time of a reporting period shall be reported in each report until final resolution of the matter is reported. If the company has received no reports, Howmet shall report that fact. For purposes of this Article 8.f., Howmet may summarize the matters reported. The complete Howmet files on each case, however, shall be made available to the Air Force upon request (consistent with preserving the confidentiality of the caller if so requested by him or her).
            g. A statement of any problems or weaknesses identified through the Ethics and Business Conduct process, corrective action proposed or initiated, and the status of any corrective action.

            9. MANAGEMENT. The President of Cercast - U.S.A. and Cercast - Canada on the date of execution of this Agreement by Howmet is Terrence Rose. Howmet agrees to notify the Air Force within one week if this officer leaves his current position and to provide the name of the successor to the Air Force upon appointment.
            10. LEGAL PROCEEDINGS. Howmet represents to the Air Force that, to the best of Howmet's knowledge, no Howmet facility is now under criminal or civil investigation by any Governmental entity, except as follows:
a) an investigation presently underway by the Defense Criminal Investigative Service into the kickback and quality issues presented to the Air Force by Howmet in its Present Responsibility Document dated March 24, 1999 and its Supplemental Present Responsibility Submissions dated April 9, 1999 and May 5,
            1999;
b) a possible investigation by the U.S. Air Force's Office of Special Investigations into inspection practices at Howmet's Machinery Center in Winsted, Connecticut in the 1993-94 time period, which investigation was last active, to Howmet's knowledge, in 1997.
In addition to the periodic written reports required under Article 8, Howmet shall notify the Air Force within five working days of the time Howmet learns of: (a) the initiation of any other criminal or civil investigation by any federal, state, or local government entity involving allegations of Foreign Corrupt Practices Act, false statements, false claims, corruption, conflict of interest or anti-trust violations, if Howmet has reason to believe that any facility of Howmet is a target or subject of such investigation; (b) service of subpoenas by any such governmental entity, if Howmet has reason to believe that any facility of Howmet is a subject or target of the investigation; (c) service of search warrants and/or searches carried out in any facility of Howmet; (d) initiation of legal action against any facility of Howmet or any of its employees, or agents by any entity alleging violations of the Foreign Corrupt Practices Act, false statements, false claims, corruption, conflict of interest, or anti-trust violations relating to the business of such facility; or (e) criminal charges brought by any governmental entity against any facility of Howmet, or any of its employees, or agents, relating to the business of such facility. Howmet shall provide to the Air Force as much information as necessary to allow the Air Force to determine the impact of the investigative or legal activity upon the present responsibility of Howmet for Government contracting.
            11. MEETING. Between five and seven months after the effective date of this Agreement, at the request of the Air Force Deputy General Counsel for Contractor Responsibility, the President of Howmet and its Director of Internal Audit shall meet with the Deputy General Counsel, or his designee, to discuss the status of implementation of this Agreement and the Business Ethics Programs.
            12. BUSINESS ETHICS PROGRAM REVIEW. Prior to the execution of this Agreement, Howmet shall engage an independent party designated by the Air Force to perform a review of Cercast - U.S.A.'s and Cercast - Canada's participation in Howmet's Business Ethics Program. Howmet shall require the independent party to prepare a report for Howmet evaluating Cercast - U.S.A.'s and Cercast - Canada's Business Ethics participation in this Program and recommending any appropriate changes. Howmet shall direct the independent party to issue the report to Howmet and to the Air Force without first discussing its proposed conclusions with Howmet. Howmet shall provide its action plan for implementing any recommended changes to the Air Force. This process shall be completed promptly so that Howmet's action plan is furnished to the Air Force not later than four months after the effective date of this Agreement. Howmet shall initiate a second review of Cercast - U.S.A.'s and Cercast - Canada's participation to be conducted with a report of the findings. Howmet shall prepare and submit the report to the Air Force not later than 30 months after the effective date of this Agreement.
            13. SELF-GOVERNANCE PROGRAM AUDIT. Howmet shall cause Howmet's Internal Audit organization to audit Cercast - U.S.A.'s and Cercast - Canada's operations for compliance with this Agreement and Howmet's self-governance programs, including the Cercast - U.S.A.'s and Cercast - Canada's participation in Howmet's Business Ethics Program. Howmet's Internal Audit organization shall audit Cercast - U.S.A. and Cercast - Canada in each twelve-month period beginning on the date of this Agreement. The results of the audits shall be furnished to the Air Force with the reports submitted pursuant to Article 8.
            14. LIST OF AUDIT REPORTS. In addition to audit reports elsewhere required under Article 8, Howmet agrees to provide the Air Force with a list of all internal and external audit reports, relating to Cercast - U.S.A. or Cercast
- Canada, generated by or for Howmet's Internal Audit organization during the reporting period covered by the current Article 8 report. Howmet shall include in the list reports generated as a result of customer or Government surveys of Cercast - U.S.A. and Cercast - Canada.
            15. REPORTS OF MISCONDUCT. In addition to the routine reports of misconduct required by Article 8.f., Cercast - U.S.A. and Cercast - Canada shall report to the Air Force, within 15 days of discovery by management, any suspected misconduct relating to any facility of Cercast - U.S.A. and Cercast - Canada that management has reasonable grounds to believe may constitute a violation of criminal law, or civil law that would impact on the present responsibility of the facility. The misconduct to be reported pursuant to this article  includes
misconduct by any person, including, but not limited to, Cercast - U.S.A., Cercast - Canada, their subcontractors, suppliers, and employees, as defined herein, and Government employees, when related to the conduct of Cercast - U.S.A. or Cercast - Canada or their businesses, and shall include misconduct disclosed to Howmet from any source relating to the business of Cercast - U.S.A. or Cercast - Canada. Howmet will investigate all reports of such misconduct that come to its attention and will notify the Air Force of the outcome of such investigations and any potential or actual impact on any aspect of the Government business of Cercast - U.S.A. or Cercast - Canada. Howmet will take corrective action, including prompt restitution, with respect to any harm to the Government. Howmet will include summary reports of the status of each such investigation to the Air Force in the reports submitted pursuant to Article 8 until each matter is finally resolved. As a separate matter and not related to the above provisions of this paragraph, Howmet has advised the Air Force that, as a part of Howmet's self-governance program, Howmet has a written policy of voluntarily disclosing suspected misconduct affecting Government business, pursuant to the Department of Defense Inspector General's Voluntary Disclosure Program. It is not a requirement of this Agreement that Howmet participate in any Voluntary Disclosure Program. If, however, Howmet does participate in the program, during the term of this Agreement, Howmet will provide to the Air Force copies of all such disclosures within five days of the disclosure. It is the intention of the Air Force that the requirements of this Agreement related to required disclosures by Howmet to the Air Force shall not render involuntary a disclosure made pursuant to any agency Voluntary Disclosure Program.
            16. QUALITY ASSURANCE GROUP. Howmet has established and shall continue to maintain an independent quality assurance group that does not report to directors of production of Cercast - U.S.A. or Cercast - Canada. Howmet shall notify the Air Force of any proposed changes to this organizational arrangement before the changes occur. Howmet shall not effect the changes unless and until the Air Force concurs. The independent quality assurance group shall regularly audit Cercast - U.S.A.'s and Cercast - Canada's compliance with applicable specifications and contract requirements; such audits shall include transaction testing. Cercast - U.S.A. and Cercast - Canada shall maintain complete records, including original documents, of all purchases, sales, receipts, shipments, or testing of any material or product in any way related to government contracts or subcontracts. These records shall be sufficient to provide complete evidence of all transactions related to items furnished directly or indirectly by Cercast - U.S.A. or Cercast - Canada to the Government upon any government procurement. These records shall be maintained for not less than four years after final payment of any affected contract.
            17. LETTERS TO SUPPLIERS AND SUBCONTRACTORS. In November 1999, Howmet will distribute a letter from its president to every supplier and subcontractor to Howmet with significant or recurring activity with Howmet. The letter (1) will emphasize Howmet's commitment to procurement integrity, (2) ask suppliers and subcontractors not to offer or give anything of value to Howmet's employees, (3) state that Howmet's employees are not allowed to give to or receive from Howmet suppliers anything of value, (4) ask suppliers and subcontractors to report to Howmet's Director of Internal Audit any improper or illegal activity by Howmet employees, and (5) inform them of the telephone number for the Howmet Alertline. A copy of the letter is at Exhibit G. A similar letter will be sent to all Howmet suppliers and subcontractors each year thereafter in the month of November. A copy of each year's letter shall be furnished to the Air Force pursuant to Article 8.

            18. EMPLOYMENT OF SUSPENDED OR DEBARRED INDIVIDUALS. Howmet has a written internal operating policy that it shall not knowingly employ, with or without pay, an individual who is under indictment for, or convicted of, a crime rendering them ineligible for Federal programs, or listed by a Federal Agency as debarred, suspended, or otherwise ineligible for Federal programs. A copy of the policy is attached as Exhibit H. In order to carry out the policy, Howmet shall make reasonable inquiry into the status of any potential employee or consultant. Such reasonable inquiry shall include, at a minimum, review of the General Services Administration's ("GSA") List of Parties Excluded from Federal Procurement and Nonprocurement Programs as maintained by GSA on its Internet website. The Howmet policy does not require Howmet to terminate the employment of individuals who are indicted, become suspended or are proposed for debarment during their employment with Howmet. However, it will remove such employees from responsibility for or involvement with Howmet's business affairs until the resolution of such suspension or proposed debarment. In addition, if any employee of Howmet is charged with a criminal offense relating to business or otherwise relating to honesty and integrity, Howmet will remove that employee immediately from responsibility for or involvement with its business affairs. If the employee is convicted or debarred, Howmet policy requires that the employee will be terminated from employment with Howmet. Howmet shall notify the Air Force of each such personnel action taken, and the reasons therefor, within 15 days of the action.
            19. BUSINESS RELATIONSHIPS WITH SUSPENDED OR DEBARRED ENTITIES. Howmet has a written internal operating policy that Howmet shall not knowingly form a contract with, purchase from, or enter into any business relationship with any individual or business entity that is listed by a Federal Agency as debarred, suspended, or proposed for debarment. A copy of the policy is attached as Exhibit I. To effectuate this policy, Howmet shall make reasonable inquiry into the status of any potential business partner, to include, at a minimum, review of the General Services Administration's List of Parties Excluded from Federal Procurement or Nonprocurement Programs, including the version maintained by GSA on its Internet website. Notwithstanding any other provision of this Article, Howmet may enter into a business relationship with a suspended or debarred contractor, if the President of Howmet first determines in writing that a compelling reason justifies the action and furnishes to the Air Force Deputy General Counsel for Contractor Responsibility a copy of the determination not less than five working days prior to Howmet's entering into such a business relationship. Howmet shall not enter into a business relationship under a federally funded contract with a suspended or debarred entity if the Air Force objects. In addition to the provisions of this article, Howmet shall comply with the requirements of FAR ss. 9.405-2(b) and provide to the Air Force Deputy General Counsel for Contractor Responsibility a copy of the documents submitted to the contracting officer pursuant thereto.
            20. FORMER EMPLOYEES. Howmet voluntarily has severed all business relationships with Christian Vincent and Elmond Armorer, including, but not limited to, the following relationships: employer-employee, creditor-debtor, and owner-business entity (including shareholder-corporation). Howmet shall never reemploy or resume business relations with the former employees named in this paragraph or any other individuals terminated from Cercast - U.S.A. or Cercast - Canada who have been implicated by clear and convincing evidence in the misconduct at issue here.
            21. PROPOSED CHANGES. Howmet shall notify the Air Force of any proposed changes in the directives, instructions, or procedures implemented in furtherance of

Howmet's Business Ethics Programs and compliance with this Agreement. The Air Force, or its authorized representative, retains the right to verify, approve, or disapprove any such changes. No material changes shall be implemented without the prior approval of the Air Force.
            22. ACCESS TO RECORDS AND INFORMATION. In addition to any other right the Air Force may have by statute, regulation, or contract, the Air Force or its duly authorized representative may examine Howmet's books, records, and other company documents and supporting materials for the purpose of verifying and evaluating: (a) Howmet's compliance with the terms of this Agreement; (b) Howmet's business conduct in its dealings with all of its customers, including the Government; (c) Howmet's compliance with Federal laws, regulations, and procurement policies and with accepted business practices; and (d) Howmet's compliance with the requirements of Government contracts or subcontracts. The materials described above shall be made available by Howmet at all reasonable times for inspection, audit, or reproduction. Further, for purposes of this Article, the Air Force or its authorized representative may interview any Howmet employee at the employee's place of business during normal business hours, or at such other place and time as may be mutually agreed between the employee and the Air Force. Employees may elect to be interviewed with or without a representative of Howmet being present. The employee may be represented personally by his own counsel if requested by the employee. Such counsel may also be counsel to Howmet or be provided to the employee by Howmet.
            23. COSTS OF REVIEW. Howmet has paid to the Air Force $30,000 to cover the Air Force's costs of independently reviewing this matter and administering this Agreement.

            24.  UNALLOWABLE COSTS.
            a. Howmet agrees that all  unallowable  costs, as defined in FAR ss.
31.205-47, incurred by, for, or on behalf of Howmet or any Howmet current or former officer, director, agent, employee, consultant, or affiliate shall be expressly unallowable costs for Government contract accounting purposes. Unallowable costs include, but are not limited to, costs arising from, related to, or in connection with (1) the matters at issue here, (2) the Government's criminal and civil investigations regarding the matters at issue here, and (3) the Air Force's independent review of Howmet's present responsibility, including the costs of the company's submissions, presentations, and appearances before the office of the Air Force Deputy General Counsel for Contractor Responsibility. Howmet's, Cercast - U.S.A.'s and Cercast Canada's costs of performing and administering the terms of this Agreement and any fines or penalties levied or to be levied in or arising out of the matter at issue here are agreed to be expressly unallowable costs. Also unallowable are Howmet's, Cercast - U.S.A.'s and Cercast - Canada's costs of bringing Howmet's self-governance, compliance, and/or ethics programs to a level acceptable to the Air Force. However, Howmet's, Cercast - U.S.A.'s, and Cercast - Canada's present and future costs of maintaining, operating, and improving Howmet's, Cercast - U.S.A.'s and Cercast - Canada's corporate self-governance/compliance/ethics programs are allowable costs for purposes of this Agreement. Howmet agrees to reimburse prime contractors on U.S. Government contracts with Cercast - U.S.A. or Cercast - Canada for any reasonable costs incurred by the prime contractors as a result of the conduct of any Cercast - U.S.A. or Cercast - Canada entity which gave rise to the Air Force's Notice of Proposed Debarment.
            b. Howmet agrees to treat as  unallowable  costs the full salary and benefits of any officer, employee, or consultant terminated from Howmet's, Cercast - U.S.A.'s or Cercast

- Canada's employ or removed from government contracting as a result of the wrongdoing at issue here and the cost of any severance payments or early retirement incentive payments paid to employees released from the company as a result of the wrongdoing at issue here. For purposes of the preceding sentence, the salary and benefits costs shall include all such costs from the first instance of participation of each individual in the matters at issue here, as determined by the Air Force, commencing on January 1, 1998.
            c. Howmet recognizes that in order to comply with the terms of this paragraph, certain costs may need to be reclassified. Howmet shall proceed immediately to identify and reclassify such costs. Because of the difficulty of establishing Howmet's unallowable internal costs related to this matter, Howmet and the Air Force agree that Howmet shall remove agreed-upon amounts from allowable overheads and shall treat these amounts as expressly unallowable costs. The methodology for determining the agreed-upon amount is set forth in Exhibit J. The agreed-upon amounts of unallowable costs are $4,951,000 for calendar year 1999 and $425,000 for each of 2000, 2001 and 2002. A portion of these unallowable costs shall be allocated to each Howmet North American operation. The allocation will be based on use of a three-factor formula (sales; payroll dollars; and inventory and property, plant and equipment). Each Howmet North American operation will treat its allocated amount as expressly unallowable costs. Within 120 days of the effective date of this Agreement, Howmet shall adjust any bid rate, billing rate, or unsettled final indirect cost rate pools to eliminate any costs made unallowable by this Agreement. The Air Force or a designated representative shall have the right to audit Howmet's books and records to verify compliance with this Article. Such audit rights shall be in addition to any audit rights the Government may have under the terms of any contract with Howmet, Cercast

- U.S.A. and Cercast - Canada. The foregoing provisions of this Article 24 shall not require adjustment to pricing under any competitively bid fixed price contracts.
            25. ADVERSE ACTIONS.  Howmet avers that adverse actions taken, or to be taken, by Howmet against any employee or other individual associated with Howmet arising out of or related to the wrongdoing at issue here were solely the result of Howmet's initiatives and decisions, and were not the result of any action by, or on behalf of, agents or employees of the United States.
            26.  NO  SUSPENSION  OR  DEBARMENT.  Provided  that  the  terms  and conditions of this Agreement are faithfully fulfilled, the Air Force will not suspend or debar Howmet, Cercast - U.S.A., Cercast - Canada, Cercast - Montreal or Cercast - Bethlehem, based on the facts and circumstances set forth in the Air Force's Memorandum in Support of the Proposed Debarment of Howmet Cercast - Montreal Division and Howmet Cercast - Bethlehem Division dated May 17, 1999 or Howmet's Present Responsibility Document dated March 24, 1999 or its Supplemental Present Responsibility Submissions dated April 9, 1999 and May 5, 1999. If the Air Force has reason to believe Howmet has not fulfilled its obligations under any provision of this Agreement, it will provide the company with a reasonable opportunity to respond to the possible noncompliance and take appropriate corrective action before making any finding that Howmet has breached this Agreement. The Air Force's decision not to suspend or debar these companies upon the facts at issue here shall not restrict the Air Force or any other agency of the Government from instituting administrative actions. Such actions include, without limitation, suspension or debarment should other information indicating the propriety of such action come to the attention of the Air Force or such other agency, or additional information concerning the facts at issue here is discovered by the Government, which facts were not disclosed by Howmet or by the exercise of reasonable diligence could not have  been  discovered  by the  Government  as of the date of this
Agreement.
            27. PRESENT  RESPONSIBILITY.  Howmet's compliance with the terms and conditions of this Agreement shall constitute an element of Howmet's present responsibility for Government contracting. Howmet's failure to meet any of its obligations pursuant to the terms and conditions of this Agreement constitutes a separate cause for suspension and/or debarment. By entering into this Agreement, the Air Force is not determining that Howmet is presently responsible for any specific Government contract.
            28. NOTIFY EMPLOYEES. Howmet will notify all Howmet employees of the fact and substance of this Agreement, the nature of the wrongdoing leading to this Agreement, and the importance of each employee's abiding by the terms of this Agreement and all requirements of law, regulations, and Howmet policies and procedures.
            29. SALE OF  BUSINESS.  In the event that Howmet sells or in any way transfers ownership of any part of the business entities that are bound by this Agreement, Howmet shall notify the Air Force in advance and shall require by the terms of the transfer that the new owner, in addition to Howmet, shall be bound by the terms and conditions of this Agreement, including, but not limited to, all reporting requirements.
            30.  PURCHASE OF BUSINESSES.  In the event that Howmet  purchases or establishes new business units after the effective date of this Agreement, Howmet shall implement all provisions of this Agreement, including any training or education requirements, within 60 days following such purchase or establishment.
            31. WAIVER.  Howmet hereby waives all claims,  demands,  or requests for monies of any kind or of whatever nature that Howmet may have or may develop in the future against the Air Force arising from,  related to, or in connection with, any investigation, or as a result of administrative or judicial proceedings, or request for any other relief in law or in equity, or in any other forum be it judicial or administrative in nature arising out of or relating to the facts that gave rise to the proposed debarment. This Article is not intended for the benefit of any third party.
            32.  RELEASE.   Howmet  hereby  releases  the  United  States,   its
instrumentalities, agents, and employees in their official and personal capacities, of any and all liability or claims arising out of or related to the investigation at issue here or the proposed debarments of Howmet, Cercast, Cercast - Montreal or Cercast - Bethlehem or the discussions leading to this Agreement.
            33. PARAGRAPH HEADINGS. The paragraph headings in this Agreement are inserted for convenient reference only and shall not affect the meaning or interpretation of this Agreement.
            34.  COUNTERPARTS.  This  Agreement  may be  executed in one or more counterparts, each of which shall be an original, but all of which taken together, shall constitute one and the same agreement.
            35. AIR FORCE RELIANCE. Howmet represents that all written materials and other information supplied to the Air Force by its authorized representatives during the course of discussions with the Air Force preceding this Agreement are true and accurate, to the best information and belief of the Howmet signatories to this Agreement. Howmet also represents that it has provided to the Air Force all information in its possession relating to the facts at issue. Howmet understands that this Agreement is executed on behalf of the Air Force in reliance upon the truth, accuracy, and completeness of all such representations.

            36.  ENTIRE  AGREEMENT.   This  Agreement   constitutes  the  entire
agreement between the parties and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.
            37.  RESTRICTION  ON USE.  Howmet  shall  not  use any  term of this
Agreement or the fact of the existence of this Agreement for any purpose related to the defense of, or in mitigation of any criminal, civil, or administrative investigation or action by any element of the Federal Government except to demonstrate present responsibility.
            38.  BANKRUPTCY.   Bankruptcy   proceedings  shall  not  affect  the
enforcement of this Agreement in the interests of the Government.
            39.  AUTHORIZED  REPRESENTATIVE.  David L.  Squier,  as President of
Howmet, is fully authorized to execute this Agreement and represents that he has authority to bind Howmet.
            40.  SEVERABILITY.  In  the  event  that  any  one  or  more  of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect other provisions of this Agreement.
            41. NOTICES. Any notices, reports, or information required hereunder shall be in writing and delivered or mailed by registered or certified mail, postage prepaid, or by private carrier service as follows:

      If to Howmet, to:
                                          Vice President - General Counsel
                                          Howmet Corporation
                                          475 Steamboat Road
                                          Greenwich, CT 06830

      If to the Air Force, to:            Deputy General Counsel for
                                          Contractor Responsibility (SAF/GCR)
                                          Department of the Air Force
                                          1740 Air Force, Pentagon
                                          Washington D.C.  20330-1740

or such other address as either party shall have designated by notice in writing to the other party. This provision shall not preclude delivery of information or reports by other means if properly delivered to the relevant addressee. Howmet has notified the Air Force that shortly after the execution of this Agreement, Howmet intends to change the name of Cercast - U.S.A. to Howmet Aluminum Casting Inc., and the name of Cercast - Canada to Howmet Aluminum Casting Ltd.
            42. PUBLIC DOCUMENT. This Agreement, including all attachments and reports submitted pursuant to this Agreement, is a public document and may be distributed by the Air Force throughout the Government as appropriate and to other interested persons upon request.

            43. MODIFICATION. This Agreement may be amended or modified only by a written document signed by both parties.



DEPARTMENT OF THE AIR FORCE

BY:
DATE________________
      Steven A. Shaw, Esq.
      Deputy General Counsel
      SAF/GCR

HOWMET CORPORATION
BY:
DATE________________
      David L. Squier
      President

BY:
DATE________________
      Michael L. Fayad, Esq.
      McKenna & Cuneo, L.L.P.
      Counsel to Howmet Corporation

                                    EXHIBIT A

                                     (Photo)

               Code Of Ethics And Standards Of Business Conduct

                          Always Set The Standards High

                                  (Howmet Logo)

Contents
2     Our Commitment to Excellence
3     Our Mission and Values
4     Our Personal Commitment
6     Our Relationship With Our Customers
            We... Provide Quality Products and Services
                  Do Not Make Improper Payments
                  Do Not Provide or Accept Gifts or Gratuities
                  Make Contract Terms Clear and Concise
                  Follow Accurate Billing Procedures
                  Safeguard the Property of Others
                  Obtain Marketing Data Properly and Legally
                  Do Not Disparage Our Competitors
                  Promote Ethical Excellence
10    Our Relationship With Our Suppliers
            We... Treat All Suppliers Fairly
                  Do Not Accept or Provide Gifts and Gratuities
                  Protect Proprietary Data and Data Provided by Others Use Software for its Intended Purpose
                  Require Ethical Behavior of our Outside Consultants and
                    Contractors
12    Our Relationship with the Company and Each Other
            We... Provide an Ethical  Environment  for Employees
                  Compensate Our Employees  Fairly
                  Encourage  Self-Development
                  Are  an  Equal Employment  Opportunity Employer
                  Maintain a Safe and Drug-Free Workplace
                  Prohibit  All Forms of  Harassment
                  Believe  in the Employee's  Right  to  Privacy
                  Avoid  Conflicts  of  Interest
                  Safeguard  Company  Property
                  Are Careful When Hiring Closely Related Persons Report with Integrity
17    Our Relationship with Shareholders
18    Our Relationship with Our Communities
            We... Comply with Local Laws and Customs
                  Do Not Make Political Contributions
                  Protect the Environment
                  Obey All Laws
                  Cooperate Fully with Government Investigations
                  Voluntarily Disclose Violations
21    Our Compliance Program
            The Structure
                  The Compliance Council
                  Employees
                  Management
                  Business Compliance Representatives
                  Customers, Suppliers, and Consultants
            ALERTLINE
23    Our Corporate Policies
24    Warning Signs
      Resource Directory

Page 2:

Our Commitment to Excellence

This is your personal copy of the Howmet Code of Ethics and Standards of Business Conduct which states our company mission and the values that we hold high, and defines the standards of business conduct that are the foundation of our worldwide activities.

Howmet aims to "always set the standards high" in all that we do. In striving to achieve ever improving operational and financial performance, it is a critical company objective to ensure that these results are attained in strict conformance with customer requirements, high standards of business ethics, and good business practices.

To  ensure  proper  focus  on  this  vital  corporate  requirement,  Howmet  has established a Compliance Office with a network of Business Compliance Representatives located at each operating unit worldwide. This network provides a focal point for obtaining information, guidance, and interpretation pertaining to our Code of Ethics and Standards of Business Conduct, and provides a tool for assuring compliance.

It is the responsibility of each Howmet employee to act responsibly and ethically. Misconduct by one person can discredit our company, harm our good name, and reflect poorly on us all. The Code cannot cover every situation in which decisions may be made. Other Howmet policies and practices, and good common sense, also apply. If you have questions, ask. If you see a possible problem, raise the issue. It requires a team effort to achieve and maintain our objective of ethical excellence.

Sincerely,

(Signature)

D. L. Squier
President & Chief Executive Officer

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Page 3:

Our Mission and Values

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Our Mission

To strengthen our position as the premier manufacturer of components for the gas turbine, aerospace and other advanced technology industries. In conducting our business, we are dedicated to fulfilling our responsibilities to Howmet's customers, employees, owners, communities, and suppliers.

Our Values

Customer  Put the customer first.

Ethics Conduct business guided by the highest standards of behavior and responsible corporate citizenship.

People Maintain a diverse organization, treating all employees with dignity and respect.

One Howmet  Committed to continuous improvement for the benefit of all.

Quality Provide products and services of the highest quality and reliability exceeding our customers' expectations.

Leadership Act in accordance with our mission, objectives, and values, and through our behavior, drive our company to the highest level of performance. Prepare, empower, and involve people at all levels to make decisions in the best interest of our customers and our company.

Rewards  Recognize people consistent with team and organizational performance.

Communications Share information to assure awareness and foster an environment of cooperation, mutual respect and trust.

Health and Safety Protect the well being of our employees and the environment of our communities.

Technical Excellence Build continuously upon our knowledge base to achieve ever higher levels of excellence and innovation.

Page 4:

Our Personal Commitment

We Will:

Obey The Law.

Treat Others With Respect, Trust, Honesty, Fairness, and Dignity.

Produce Quality Products and Services Delivered On-Time at a Fair Price.

Maintain Our Individual Integrity.

Never Tolerate Unethical Activity.

Know What is Expected and Take the Initiative.

Always Remember We Have Choices.

When In Doubt, Seek Help Immediately.

Be Confident That Ethics and Compliance Issues Raised Will Be Addressed Promptly and Pursued to a Proper Resolution.

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Page 6:

Our Relationship with our Customers

Howmet will grow our worldwide leadership position by always striving to meet or exceed customer expectations for quality, price, and delivery. We will build long-lasting relationships with our customers based on mutual trust, integrity, and honesty. We are sensitive to customer schedule, quality, and cost issues and recognize the vital importance of supporting their needs while also complying with legal, ethical, and regulatory requirements.


We Provide Quality Products and Services

o We strive to provide products and services that meet or exceed our customers' expectations for quality, integrity, and reliability. We will satisfy customer requirements with on-time deliveries at competitive prices.

o We will not change product or service specifications in design or material, and will not substitute parts or materials, unless clearly authorized by the customer or permitted by regulation or commercial practice.

o We will ensure that all quality certifications are accurate, and complete.

o Howmet products will be safe for use by our customers and other end users, and they will meet all applicable government standards and regulations.


We Do Not Make Improper Payments

o Howmet strictly prohibits bribes, kickbacks, or any other form of improper payments to any representative of government, labor union, customer, or supplier. The Company also strictly prohibits any employee from accepting such payments.

My supervisor told me we are behind on deliveries on a very important contract and must do "whatever it takes" to get the product delivered by month-end. I am concerned that our normal quality standards will be ignored to meet the delivery requirements. What should I do?

Talk to your supervisor to clarify his instructions and explain your concerns. If you are not satisfied, contact your Business Compliance Representative (listed in the back of this book), the Howmet Compliance Officer, or call the ALERTLINE. Howmet has a reputation for quality and will not lower its standards in order to meet deadlines. Each employee has a personal responsibility to assure consistent application of specified quality criteria.

Page 7:

Our Relationship with our Customers

o All contacts and dealings with customers and suppliers will be conducted so as to avoid even the appearance of impropriety or violation of any applicable law or regulation, or these standards of business conduct.

We Do Not Provide or Accept Gifts and Gratuities

o Business gifts and gratuities are always a high risk area. The underlying motives for such activities can be easily misinterpreted.

o The basic rule is to avoid giving or accepting any gifts or gratuities.

o If situations arise where a gift or gratuity is unavoidable, the guidance in the following sections should be followed.

o Care must also be taken to ensure that the Company is not violating the standards of business conduct of the recipient's company or organization.

o In no event should any entertainment or gifts be given or accepted that would adversely impact or appear to impact job performance, cause embarrassment to the company, or compromise the integrity or independence of any employee.

Government Customers and Their Representatives

o Federal, state and local government agencies are governed by laws and regulations concerning acceptance by their employees of entertainment, meals, gifts, gratuities, and other things of value from firms and persons with whom those agencies do business or over whom they have regulatory authority. Howmet strictly complies with those laws and regulations.

o We will not give gifts or gratuities to any federal, state or local government employees or their representatives.

o We will also not give any gift or gratuity to a customer who has direct control over issuing government subcontracts.

Commercial Customers

o We will not offer to or accept from our existing or potential commercial customers cash gifts of any amount or non-monetary gifts or gratuities with a fair market value of more than $50.

o Reasonable business entertainment is permitted, including traditional promotional events, as long as what is offered is consistent with usual business practice, cannot be construed as a bribe or payoff, is not in violation of any law and will not embarrass

Page 8:

Our Relationship with our Customers

the company or ourselves if disclosed publicly.

o In those instances where giving or accepting gifts or gratuities is unavoidable, employees will consult with the Compliance Officer or Corporate Legal Counsel prior to providing or accepting any gifts or gratuities with a fair market value of more than $50.

Foreign Government Customers and Public Officials

o The  Company  may  be  restricted  from  giving  meals,  gifts,   gratuities,
entertainment, or other things of value to personnel of foreign governments and foreign public officials by the Foreign Corrupt Practices Act and by laws of foreign countries.

o Employees must discuss such situations with the Compliance Officer or Corporate Legal Counsel prior to making any gifts or providing any gratuities of more than $50.

We Make Contract Terms Clear & Concise

o Howmet will  communicate  clearly and  precisely so that we and our  customers
share  a  common  understanding  of  the  terms  of  our  contracts,   including
performance criteria, costs, and schedules.

o When we are involved in proposals, bid preparations, or contract negotiations, we must be certain that all statements, communications, and representations to prospective customers are accurate and truthful. Once awarded, all contracts must be performed in compliance with specifications and requirements.

o When the conditions of a government customer inquiry or purchase order require that we submit and certify cost and pricing data, we will comply to the best of our ability. Our submittal will be a full disclosure of complete and accurate cost data, current to the date of price negotiation and agreement. It will include only those costs that are reasonable and clearly allowable or perceived in good faith to be allowable by the applicable regulations.

We Follow Accurate Billing Procedures

o Howmet will reflect accurate invoice prices and terms for all products sold or services rendered.

We Safeguard the Property of Others

o Howmet protects the tangible and intellectual property of those with whom we do business, and we comply with all regulations or

Page 9:

Our Relationship with our Customers

contractual requirements governing the use of such property.

o Tangible and intellectual property of competitors will be obtained only through lawful means.

o Employees with government security clearances who have access to classified data will safeguard that data according to government regulations, including applicable agency procedures.

o We will not use, without prior approval, any customer-owned equipment to support unrelated production or divert customer-owned materials from their intended use.

o Employees who leave the company may not use Howmet or customer/supplier proprietary information obtained during their employment.

o We will not extract or reproduce copyrighted material without first obtaining permission from the owners of the material.

We Obtain Marketing Data Properly and Legally

o Howmet will seek all marketing data properly and legally, and we will not obtain or use any government classified or sensitive information from any source where there is reason to believe that the release of the information is unauthorized.

o We will also avoid discussing with competitors such matters as price or other terms of sale, costs, inventories, product plans, market surveys, or any other confidential or proprietary information. If a competitor begins to discuss any prohibited topics, the Howmet employee or representative must refuse to participate and disengage from the discussions.

We Do Not Disparage Our Competitors

o Marketing and selling practices should be based on the superiority of our product offerings. We must take great care to avoid disparaging a competitor through inaccurate statements.

We Promote Ethical Excellence

o Howmet became a voluntary signatory to the Defense Industry Initiative (DII) on Business Ethics and Conduct on October 7, 1997. The DII is an organization of almost 50 companies in the defense and aerospace industries committed to promoting ethical behavior in the business world.

(DII Logo)

Page 10:

Our Relationship with Suppliers

Howmet is committed to dealing fairly with our suppliers. We will emphasize fair competition, without discrimination or deception, in a manner consistent with long-lasting relationships. We will purchase all equipment, supplies, and services based on merit. Howmet suppliers, vendors, and subcontractors will be treated with fairness and integrity.


We Treat All Suppliers Fairly

o We will treat all suppliers uniformly and fairly when we buy goods or services for Howmet. In deciding among competing suppliers, we will objectively and impartially weigh all factors and avoid even the appearance of favoritism. We will follow established policies and procedures in the procurement of all goods and services.

o We will communicate clearly and precisely, so that our suppliers understand the terms of our purchase orders and contracts, including price, quantity, performance criteria, specifications, and schedules.

o Howmet will provide the same information and instructions to each competing supplier for a proposed purchase.

We Do Not Accept or Provide Gifts and Gratuities

o Howmet employees will not be influenced by or attempt to influence suppliers or potential suppliers by accepting or providing gifts or gratuities of any kind.

o Employees and their families may not offer or accept gifts or gratuities that could be perceived as an attempt to influence the performance of duties or favor existing or potential suppliers.

o Examples of prohibited items include, but are not limited to: cash gifts of any amount, non-monetary gifts and meals with a fair market value of more than $50; personal services, travel and lodging, theater and sporting event tickets; and payments, preferential investment opportunities, and discounts and loans with terms not available to other employees.

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Our Relationship with Suppliers

We Protect Proprietary Data and Data Provided by Others

o Howmet will not disclose proprietary company information to anyone without proper authorization. We will keep proprietary documents protected and secure.

o In the course of normal business activities, suppliers, customers, and competitors may provide us information that is proprietary to their business. We respect these confidences.


We Use Software for its Intended Purpose

o Howmet employees are responsible for complying with requirements of copyright licenses related to software used in fulfilling job requirements. We will not reproduce software that is licensed to us by a supplier nor will we incorporate it into our own internally developed software unless we are permitted to do so.



We Require Ethical Behavior of Our Outside Consultants and Contractors

o When it is necessary to engage the services of an individual or firm to consult for or otherwise represent the Company, special attention must be given to avoid conflicts of interest between Howmet and the person or firm employed.

o In addition, consultants, representatives, and agents of the Company must adhere to the same high standards of behavior and excellence required of every Howmet employee. They must not act on behalf of the Company in any manner that is inconsistent with this Code of Ethics and Standards of Business Conduct, our policies, or any applicable laws or regulations.

One of my suppliers gave me a box of expensive cigars at Christmas. We have a long-standing relationship, and I am afraid she would be offended if I refuse. Should I accept the gifts?

Normally, as we enter the holiday season we will send a letter to suppliers asking that they not offer gifts, and explain why. While it may seem "politically correct" to accept these gifts, it is not permitted. You should explain very diplomatically that you appreciate the gesture but that you are prohibited from accepting any gifts with a value of more than $50. Making your position clear and standing by your convictions is the right thing to do and will make future situations easier to resolve.

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Our Relationship with the Company and Each Other

We are committed to treating one another fairly, and to maintaining employment practices based on equal opportunity for all employees. We will respect each other's privacy and treat each other with dignity and respect. We are committed to providing safe and healthy working conditions and an atmosphere of open communications for all our employees.

We Provide an Ethical Environment for Employees

o Howmet  provides  all  employees  an  ethical  environment  that  facilitates
conducting  business  and  allows  individuals  to  excel,  be  creative,   take
initiatives, seek new ways to solve problems, generate opportunities and be accountable for our actions.


We Compensate Our Employees Fairly

o Howmet compensation and benefit programs are competitively based to attract, motivate, and retain highly skilled, competent, dedicated personnel.


We Encourage Self-Development

o Howmet will provide an atmosphere that encourages continuous personal development. We will provide training to help employees grow. We will also encourage employees to further their self-development by attending job related and other outside classes.


We are an Equal Employment Opportunity Employer

o Howmet is an equal employment opportunity company. Our goal is to provide challenging, meaningful, and rewarding opportunities for personal growth to all employees without regard to race, religion, color, national origin, age, gender, sexual orientation, physical or mental disability, or status as a disabled veteran or veteran of the Vietnam era.

We Maintain a Safe and Drug-Free Workplace

o Howmet prohibits the manufacture, distribution, sale, purchase, transfer, possession, or use of alcohol, illegal drugs, or the misuse of prescription drugs in the workplace.

Page 13:

Our Relationship with the Company and Each Other

We Prohibit All Forms of Harassment

o We forbid all forms of harassment of employees by fellow employees, employees of outside contractors, or visitors. This includes, but is not limited to, any demeaning, insulting, embarrassing or intimidating behavior directed at any employee because of his or her race, religion, color, national origin, age, gender, sexual orientation, physical or mental disability, or status as a disabled veteran or veteran of the Vietnam era.

o Howmet bans unwelcome sexual advances or physical contact, sexually oriented gestures and statements, and the display or circulation of sexually oriented pictures, cartoons, or jokes. We also prohibit retaliation against any employee who rejects, protests, or complains about sexual harassment.

We Believe in the Employee's Right to Privacy

o Howmet respects our privacy and therefore maintains only those historical and current employee personnel and medical records needed for business, legal, or contractual purposes, restricting access and knowledge of the contents to those with a legitimate need to know.

o We will comply with all applicable laws regulating the disclosure of personal information about employees.

o Howmet will provide the opportunity for employees to seek professional assistance in dealing with personal issues that may adversely affect their job performance.

We Avoid Conflicts of Interest

o Howmet employees and their immediate families will avoid any situation that may create, or appear to create a conflict between our personal interests and the interests of the company.

By way of example, a conflict of interest may arise when an employee:

Is employed by a competitor or potential competitor, regardless of the nature of the employment, while employed by Howmet.

Accepts gifts, payments, or services from those seeking to do business with Howmet.

Places business with a firm owned or controlled by an employee or his/her family.

Owns or has a substantial interest in a company which is a competitor or a supplier.

Acts as a consultant to a Howmet customer or supplier.

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Our Relationship with the Company and Each Other

o Special consideration must be given to comply with conflict of interest laws and regulations covering government procurements, including circumstances under which current or former government employees may be offered, or can accept, employment with the company. We will consult with Corporate Legal Counsel for guidance.

o Each employee will immediately disclose any situation representing a potential conflict of interest at the time it arises.

o In addition, routine conflict of interest updates will be periodically requested from all employees with annual update required for selected positions.

We Safeguard Company Property

o The ability to serve our customers requires the efficient use of the Company's assets and resources, including proprietary information and technology.

o We will use these assets according to company policies and procedures, comply with security programs that help prevent their unauthorized use or theft, and abide by all regulations or contractual agreements governing their use.

o We  will  safeguard  all  passwords  and  identification   codes  to  prevent
unauthorized access to the company's computerized data.

o Proper use of company and customer property, facilities, and equipment is our responsibility. We will use and maintain these assets with the utmost care and respect, guarding against waste and abuse.

o We will be cost-conscious and alert to opportunities for improving performance while reducing costs.

o We prohibit the use of company time, material, or facilities for purposes not directly related to company business.

o We will use Howmet data, information systems, networks, communication devices, and network provider services only for legitimate company business.

We are Careful When Hiring Closely Related Persons

o Howmet will not discourage the tradition of family service and may employ persons related to Howmet employees, but the overriding considerations in this matter are fairness and the avoidance of any perception of favoritism.

o We will not place employees in positions where they have direct control over the responsibilities of a closely related person.

Page 15:

Our Relationship with the Company and Each Other

I'm concerned that my supervisor may be stealing company property, but I am really not sure. What should I do?

Report your concern to the Compliance Officer or call the ALERTLINE immediately. All information received will be handled discreetly; discussions and inquiries will be kept in strict confidence to the extent appropriate or permitted by policy and law. The circumstances will be investigated and disciplinary action against the supervisor will be taken as appropriate. If we can find no independent corroboration of your concern, no action will be taken against your supervisor - nor against you for your report. If your supervisor suspects you reported him or her, you will be protected from retaliation.

We Report with Integrity

o We must maintain accurate and complete Company records. Transactions between the Company and outside individuals and organizations must be promptly and accurately entered in our books in accordance with generally accepted accounting principles and practices.

o We will maintain accurate and complete manufacturing records including testing and inspection data.

o Misrepresenting facts or falsifying records for any reason is illegal and will not be tolerated.

o We have administrative, accounting, and quality controls in place to assure that all reports are accurate, reliable, and fully and fairly disclose pertinent information.

o We will not authorize payment, knowing or suspecting that any part of the payment will be used for any purpose other than what is described in the supporting documentation.

o Employees and their supervisors are responsible for ensuring that labor and material costs are accurately recorded on the Company's records.

o Expenses incurred by employees in performing Howmet business will be reimbursed by filing expense reports, which must be documented accurately and completely.

o We will separately account for expenses that are not allowable under U.S. government contracts or subcontracts.

o We will cooperate fully with our customer and any government representatives in investigating the role of Howmet products in any failure in service.

Page 16:

Our Relationship with the Company and Each Other

o We will advise customers and suppliers of any clerical or accounting errors and promptly correct the errors through credits, refunds, or other mutually acceptable means.

o Our auditors have unrestricted access to all operations, personnel, and records necessary for the performance of their reviews.

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Our Relationship with Shareholders

Howmet has an obligation and commitment to maximize shareholder value. We will do this while carefully managing business risks. We understand that investors have choices, and we will win their long-term trust and support through demonstrated performance achieved in accordance with the highest ethical and legal standards.

Our Relationship with Shareholders

o We are committed to providing a superior return to our shareholders and to protecting and improving the value of their investment through prudent utilization of corporate resources and by observing the highest standards of legal and ethical conduct in all our business dealings.

o Howmet complies with federal law which prohibits employees from directly or indirectly buying or selling stock or other company securities, or from advising someone else to buy or sell if the employees have knowledge of material inside information. Employees are also prohibited from trading in another company's stock, options, or other securities on the basis of that company's inside information.

o Howmet Corporate Policy (SPI 1310.02) sets forth the only windows in which Senior Managers, Controllers, and certain other employees may purchase company and affiliate securities. The SPI does not override the obligation not to trade or advise others to trade when one has material inside information.

(HWM NYSE Logo)

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Our Relationship with Our Communities

Howmet has a long-standing commitment to be a good corporate citizen. We will conduct ourselves in a responsible and responsive manner and comply with the laws and customs of the communities in which we live and work. We support and encourage employee involvement in community activities and organizations. These interests should be pursued in a way that will reflect favorably upon the employee and the Company. We respect our environment and will protect our valuable natural resources.

We Comply with Local Laws and Customs

o Howmet conducts business globally where laws, customs, and social requirements may be different from the country of our base operations. In our business dealings, we will abide by the national and local laws of our host nations and communities.

o In case of any conflict with the laws of our home community, employees should consult Corporate Legal Counsel.


We Do Not Make Political Contributions

o Howmet does not allow Company funds to be used for political contributions, directly or indirectly, in support of any party or candidate in any U.S. election on the federal, state, or local level.

o Wherever lawful, however, the Company may contribute to an occasional local initiative or referendum campaign where Howmet may have a direct interest. Any such payments require advance clearance from Corporate Legal Counsel.


We Protect the Environment

o Howmet abides by all applicable health, safety, and environmental laws and regulations in countries and communities where we do business. Where such laws and regulations do not exist or are considered inadequate, the Company will abide by its own high standards.

o The  Company  is  committed  to  environmental   excellence  in  the  design,
manufacture, distribution, reuse, and disposal of its products and supplies.

o The Company will research the health, safety, and environmental effects of its materials, products,

Page 19:

Our Relationship with Our Communities

and operations and share promptly any significant findings with employees, suppliers, customers, government agencies, appropriate scientific organizations, and the public.

o The Company will identify, control, and endeavor to minimize the use of hazardous materials and reduce wastes.

o The Company will not manufacture or distribute any product that has unacceptable environmental risks or costs.

o The Company will conduct prevention and control programs to safeguard employees and the public and review the effectiveness of these programs through its quality assurance process, environmental audits, and other systems.

o The Company will work with government and other organizations to develop practical laws, regulations, and standards to protect the public and the environment.

We Obey All Laws

o We will be law abiding in all of our activities. We will build a safe environment for employees, suppliers, and customers.

o Compliance with the law does not comprise our entire ethical responsibility. Rather, it is a minimum, absolutely essential condition for performance of our duties.

o The laws and regulations related to contracting with the United States Government are far-reaching and complex, thus placing additional, more stringent requirements on Howmet. As a company, we will take a leadership position in meeting these requirements.

o We monitor compliance and, if appropriate, we voluntarily disclose any violations.

o Howmet will comply fully and in good faith with laws that prohibit a wide variety of activities associated with business dealings in the U.S. and foreign countries, including:

Antitrust Laws

o The objective of these laws is to promote fair competition in open markets. We will not engage in any conduct with competitors that tends to restrain trade or reduce competition.

o When doing business outside the United States, we will comply with the applicable antitrust laws of the foreign countries and obtain advice from Corporate Legal Counsel when issues arise under those laws.

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Our Relationship with Our Communities

Antiboycott Laws

o A boycott occurs when one person, group, or country refuses to do business with certain other people or countries. U.S. antiboycott laws generally do not allow U.S. companies or their subsidiaries to cooperate with any international boycott unless it has been approved by the U.S. Government.
Import and Export Control Laws

o Howmet will comply with all Import and Export Control laws that govern the movement of commodities and technical data to and from the countries with which we conduct business, including items that are hand-carried as samples or demonstration units in luggage and disclosures in the U.S. to foreign nationals.

Foreign Corrupt Practices Act

o The Foreign Corrupt Practices Act makes it illegal for a U.S. company or any of its worldwide subsidiaries or affiliates to pay money or make some other form of bribe to any government official worldwide in order to obtain or keep business.

o We will comply with the Foreign Corrupt Practices Act and consult with Corporate Legal Counsel before making any payments allowed under the law.

We Cooperate Fully with Government Investigations

o In the event that Howmet is involved in a Government investigation regarding the business practices of our company, employees, customers, or suppliers, we will cooperate fully.

We will not alter or destroy any Company documents in anticipation of a Government investigation.

We will not lie or make any misleading statements to any Government investigator or attempt to cause any other person to provide any false or misleading information.

We Voluntarily Disclose Violations

o Howmet will promptly and fully disclose to the responsible federal authorities substantiated violations of federal procurement law and instances of significant employee misconduct affecting or influencing the company's contracting activities.

o If an agreement with one of our customers or suppliers is affected, we will make any necessary adjustments to the price or other terms and conditions of the agreement to correct the violation.

Page 21:

Our Compliance Program

Howmet has established a corporate-wide organizational structure to coordinate, implement, and monitor compliance with the Code of Ethics and Standards of Business Conduct as well as the underlying corporate policies and procedures that support it.

The Structure

o The Compliance Program structure relies on open communication between the Board of Directors, Management, Employees, the Howmet Compliance Council and its designated Business Compliance Representatives.

The Compliance Council

o The Compliance Council is made up of representatives from Human Resources, Finance, Contract Administration, Legal, Procurement, and Internal Audit, and is chaired by a Compliance Officer selected from among the Council members.

o The Council is responsible for:

acting as a communication resource for all Howmet employees whereby ethics and compliance issues can be raised and questions answered in confidence.

coordinating the identification and resolution of ethics and compliance issues in all business activities.

Employees

o Compliance is, first and foremost, the individual responsibility of every employee. Howmet fosters an environment where employees can raise and discuss ethical issues and concerns with supervisors without fear of retribution.

o However, when an employee wishes to seek guidance on a particular issue or report a suspected violation, the Company has provided a systematic process to handle such situations. In this way, the Compliance Program is yet another means to preserve the integrity of each and every employee.

o Every Howmet employee must comply with the letter and spirit of the Code of Ethics and Standards of Business Conduct and with the policies and procedures of the Company.

o Employees are encouraged to raise issues or report violations promptly through any of the following:
      their direct reporting channels,
      the Business Compliance Representative,

Page 22:

Our Compliance Program

      the Howmet Compliance Officer,

      any member of the Compliance Council, or

      the ALERTLINE.

Management

o Management has a key role in the Compliance Program and is expected to demonstrate a personal commitment to the Company's standards of behavior.

o Management will:

      ensure that employees under their supervision participate in appropriate compliance training.

      maintain a work environment that ensures compliance with the Code of Ethics and Standards of Business Conduct.

      use discretion and consider an individual's  character and behavior before
      appointing   that   individual   to  any   position   of   authority   and
      responsibility.

Business Compliance Representatives

o Management and the Compliance Council have identified a Business Compliance Representative at each Howmet location. The identification of a Business Compliance Representative provides another point of contact at the local level, in addition to your management.

o The names and phone numbers of the Representatives are identified at the back of this book.

Customers, Suppliers, and Consultants

o We are committed to ensuring ethical behavior in all of our business relationships and will welcome any questions or compliance issues from our customers, suppliers, and consultants.

o Customers, suppliers, and consultants are encouraged to work through their usual Howmet contacts, or contact any of the individuals listed in the back of this book, or call the ALERTLINE.

o We will address and resolve any questions or concerns quickly, fairly and confidentially, without unfairly compromising our business relationships.

Page 23:

Our Compliance Program

ALERTLINE

ALERTLINE is a toll-free telephone number monitored on a 24-hour basis by professional personnel trained to coordinate the processing of Howmet ethics and compliance questions and issues, as well as questions pertaining to laws, regulations, or company policies.

o We protect confidentiality to the fullest extent appropriate or permitted by Howmet policy or law.

o We will thoroughly research any question or concern until it is resolved.

o Employees who report their concerns via the ALERTLINE (or otherwise) in good faith, will be protected from retaliation.

Our Corporate Policies

o No communication or monitoring system can ensure complete compliance.

o In the end, each of us must use good common sense and judgment in our personal conduct. Corporate SPI's, quality manuals, as well as plant and department procedures are designed to help us in that effort.

o In addition,  Howmet provides guidance for interpreting the Code of Ethics and
Standards  of  Business  Conduct.  Ask  your  supervisor,   Business  Compliance
Representative, any Compliance Council member, or call the ALERTLINE.

o Failure to comply with any responsibilities imposed under the Code of Ethics and Standards of Business Conduct will result in appropriate disciplinary action and may also require company or individual restitution, or reimbursement or referral to government authorities.

Do people really get dismissed for violating Howmet's Standards of Business Conduct?

Yes. Howmet takes these standards very seriously and will enforce them. The standards apply to everyone. Any employee -- no matter what his or her level in the corporation -- who has committed theft or fraud against the company, or is found using or in possession of illegal drugs on company property is subject to immediate dismissal. In addition, employees may be dismissed for conflict of interest violations, sexual harassment, or falsifying company records.

Page 24:

Warning Signs

You May be On Thin Ethical Ice When You Hear...

"Well, maybe just this once..."
"No one will ever know..."
"It  doesn't  matter  how it gets done as long as it gets  done."
"It sounds too good to be true."
"Everyone does it."
"Shred that  document."
"We can hide it."
"No  one  will  get  hurt."
"What's  in it for  me?"
"This  will  destroy  the competition."
"We didn't have this conversation."
"Just between you and me..."

You can probably think of many more phrases that raise warning flags. If you hear, or find yourself using any of these expressions, take the following Quick
Quiz:

When In Doubt, Ask Yourself...

Are my actions legal?
Am I being fair and honest?
Will my action stand the test of time?
How will I feel about myself  afterwards?
How would it look in the newspaper?
Will I sleep soundly tonight?
What would I tell my child to do?

If you are still not sure what to do, ask... and keep asking until you are certain you are doing the right thing.

Insert:

Resource Directory

 (Howmet Logo)

ALERTLINE
(888) 234-2723

Compliance Officer - Karl Van Mill
(616) 894-7271

Business Compliance Representatives

Dover Casting                     Bob Bayles          (973) 328-2207
Dover Alloy                       Reginald Garret     (973) 328-8519
Morristown Casting Support        Ruby Glasscock      (423) 585-3070
Whitehall Operations              Amy Heisser         (616) 894-7328
Cleveland Operations              Rich Jackson        (216) 361-5229
Hampton Casting                   William J. Lennon   (757) 825-8487
LaPorte Casting                   Mark Robinson       (219) 325-7230
Winsted Machining                 Ron Tappan          (860) 738-5574
Turbine Components Corporation    Barbara Grandel     (203) 315-3826
Greenwich Corporate Office        Roland Paul         (203) 625-8770
Wichita Falls Casting             Lee Wood            (940) 851-2127
Howmet Aluminum Group             Jean Boucher        (450) 978-4002  Ext. 185

Howmet Compliance Council

Karl Van Mill     Director, Internal Audit and        (616) 894-7271
                  Compliance Officer
John Ritter       Senior Vice President and           (203) 625-8731
                  Chief Financial Officer
Roland Paul       Vice President, General Counsel     (203) 625-8770
Mike Malady       Vice President, Human Resources     (616) 894-7588
Jerry Tipton      Director, Procurement Services      (616) 894-7653
Fred Bassett      Group Controller, U.S. Operations   (203) 625-8746
Jeff Holmes       Compliance Liaison                  (616) 894-7414


Revised 5/99

Inside Back Cover:

Blank

Outside Back Cover:

(Photo)

Executive Offices
Howmet Corporation
475 Steamboat Road
Greenwich, CT 06836
203 661 4600

(Howmet Logo)

                                    EXHIBIT B

                               HOWMET CORPORATION
              BUSINESS ETHICS INFORMATION AND EDUCATION PROGRAM

The Howmet Ethics and Compliance Office will develop, maintain, and distribute tailored training modules. These modules are targeted at (a) management, sales and administrative functions, and (b) production and operations. The training will be flowed down at each location starting at the General Manager level and facilitated by the employees' direct supervisor. All employees will sign a log attesting to their attendance and understanding of the materials.
OUTLINE

1) BUSINESS ETHICS PROGRAM - BASICS                               20 MINUTES

   a) Howmet Code of Ethics and Standards of Business Conduct?      2 minutes
      i) Senior management support
      ii) Why was it created?
      iii) How was it developed?
      iv) Who does it apply to?

   b) Selected Highlights from the Code of Ethics and Standards 5 minutes of Business Conduct booklet based on the composition of the audience.

   c) Government  Investigations and Voluntary Disclosures          3 minutes
      i) Employee and company role in any  investigations
      ii) Company commitment to full and timely voluntary disclosure
      iii) Administrative Agreement

   d) Structure of the Compliance Program                           3 minutes
      i) Compliance Council
      ii) Business Compliance Representatives
      iii) Responsibilities of Management and Employees

   e) Communication methods for asking questions or raising issues  3 minutes
      i) Supervisor
      ii) Business Compliance Representative
      iii) Howmet Compliance Officer
      iv) Any member of Compliance Council
      v) ALERTLINE

   f) Consequences of violating the Code of Ethics and Standards 4 minutes Business Conduct, laws and regulations, and company policies and procedures

2) BUSINESS ETHICS PROGRAM - CASES/APPLICATIONS                   40 MINUTES

   a) Facilitated session using scenarios tailored to the           25 minutes
      audience, taken from company and DII experiences, with multiple answers discussed, and preferred answer explained. SEE BELOW FOR EXAMPLES OF DETAIL WITHIN EACH MODULE.

   b) Inviting  employees  to share  personal  experiences,         10 minutes
      ethical dilemmas in the workplace, potential compliance issues.

   c) Question and answer  session,  and brief quiz to assess        5 minutes
      level of understanding and highlight areas that need added emphasis in subsequent sessions.

   d) Feedback questionnaire at end of session.

                                STATUS / SCHEDULE

1. The Compliance Office conducted 20-minute basic ethics and compliance training (simultaneous English/French presentation for Montreal and English/Spanish at City of Industry. There were 955 employees initially trained at Howmet Aluminum:

                            NO. TRAINED         % TRAINED              DATE
Montreal                            385               93%         Mar 24-26
City of Industry                    131               94%         Apr 27
Georgetown                          132               98%         Apr 15
Hillsboro                           130               97%         Apr 28-29
Bethlehem                           177               94%         Apr 13-14
                                    ---               ---
                                    955               94%

      Employees who were absent at the time of the initial training have received make-up training using the co-presenter of the original training as the facilitators.
      Logs were maintained to document attendance.
2. Additional Business Ethics Program case application training (30-45 minutes), utilizing the tailored modules, will be conducted in 1999. Beginning in 2000, one-hour annual training sessions will be provided to all Howmet Aluminum North America employees, covering both the program basics and case applications.
3. All new employees receive basic ethics program training as part of their initial orientation and during follow-up sessions with their supervisors within two weeks of their employment start date.
4. The tentative schedule for remaining training in 1999 is as follows. Specific location dates may be subject to change, but all training will be completed by December 1, 1999.
                                                      DATE
BETHLEHEM                                             AUGUST

      Management, sales and administrative
      Manufacturing and operations

MONTREAL                                              SEPTEMBER

      Management, sales and administrative
      Manufacturing and operations

HILLSBORO                                             OCTOBER

      Management, sales and administrative
      Manufacturing and operations

CITY OF INDUSTRY                                      NOVEMBER

      Management, sales and administrative
      Manufacturing and operations

GEORGETOWN                                            NOVEMBER

      Management, sales and administrative
      Manufacturing and operations

HOWMET NORTH AMERICA

      All North American Howmet Casting and support operations will provide one hour of classroom training annually to all employees. The first year's training will commence in August 1999, and be completed by mid-2000. The approach will be the same as outlined for Howmet Aluminum Casting, except that the training will be facilitated by plant management and the timing will be established locally as necessary to conform with the completion date commitment. The Howmet Ethics and Compliance Office will monitor training activity and provide support necessary to ensure the training is completed on time.

SAMPLE ISSUES THAT MAY BE ADDRESSED, BY MODULE

A.    GENERAL - ALL  SESSIONS
     o  Defining  "Ethics"  vs.  "Compliance"
     o  Government  investigations
     o  Conflicts  of  interest
     o  Quality
     o  Maintaining a safe and drug-free workplace
     o  Harassment in the workplace

B.    MANAGEMENT, SALES AND ADMINISTRATIVE
     o Improper payments
     o Gifts and gratuities
     o Safeguarding the property of others, including intellectual property
     o Obtaining  marketing data
     o Treating  suppliers  fairly
     o Regulatory awareness, e.g., import/export

C.    MANUFACTURING AND OPERATIONS
     o  Safeguarding company property
     o  Maintaining  accurate  and  complete   manufacturing   records
     o  Timekeeping
     o  Safety  and  environmental  concerns
     o  Flowdown  of customer requirements

                                    EXHIBIT C

                    NEW HEIGHTS OF
                    EXCELLENCE
[Photograph]        ARE WITHIN YOUR REACH.

[Text superimposed
over photograph]:

ALWAYS
SET THE             [Photograph]
STANDARDS
HIGH
IN ETHICS
AND COMPLIANCE
                    HOWMET SETS THE STANDARDS HIGH IN ALL THAT WE DO
                    ACHIEVING OUR VISION OF CONDUCTING BUSINESS WITH
                    THE HIGHEST ETHICAL STANDARDS STARTS AND ENDS
                    WITH EACH OF US.
                    MAINTAINING THOSE STANDARDS REQUIRES OUR
                    PERSONAL COMMITMENT TO:

                    o   TREAT OTHERS WITH RESPECT, TRUST
                         HONESTY, FAIRNESS AND DIGNITY
                    o   OBEY THE LAW
                    o   NEVER TOLERATE UNETHICAL ACTIVITY
                    o   SEEK HELP WHEN NECESSARY

                    WHAT CAN YOU DO?

                        IF YOU SEE A PROBLEM, RAISE THE ISSUE

                              IF YOU HAVE QUESTIONS, SEEK HELP

                    WHAT ARE YOUR OPTIONS

                        TALK TO YOUR SUPERVISOR

                         CONTACT A COMPLIANCE REPRESENTATIVE

                              CALL THE TOLL-FREE HOWMET ALERTLINE

[HOWMET      HOWMET                                              1-888-234-2723
   LOGO]     CORPORATION                               AVAILABLE 24 HOURS A DAY

                                    EXHIBIT D

                               HOWMET CORPORATION

                          GENERAL MANAGER'S CERTIFICATE



I, [name], am employed as the General Manager of the [name] facility of Howmet Corporation. As part of my duties as General Manager, I ensure that the employees of the facility are familiar with and understand Howmet's Business Ethics Program and Howmet Corporation's Code of Ethics and Standards of Business Conduct ("the Code"). In accordance with Howmet's annual certification requirement, I hereby certify that each employee of the facility has been advised of the following information:


      1)    the content and application of Howmet's Business Ethics Program;


      2) that strict adherence to the law, the Code, and the principles of Howmet's Business Ethics Program is a condition of employment; and


      3) that Howmet will take disciplinary action, including discharge, for any violation of law, the Code, the principles of the Business Ethics Program, or basic tenets of business honesty and integrity.





                                               _____________________________
                                                [name]





Date:

                                    EXHIBIT E

                           HOWMET INTERNATIONAL, INC.
                                 AUDIT COMMITTEE


                                 JAMES R. MELLOR
Mr. Mellor, age 68, is a member of Howmet International, Inc.'s Board of Directors, and its Audit Committee. He was elected to the Board of Directors on December 15, 1997. Mr. Mellor was Chairman of the Board of Directors and Chief Executive Officer of General Dynamics Corporation from 1993 until June 1997, when he retired. Mr. Mellor joined General Dynamics in 1981 as Executive Vice President, Commercial Systems and Corporate Planning, became Executive Vice President, Marine, Land Systems and International in 1986 and became President and Chief Operating Officer in 1990. He was President of AM International from 1977 to 1981 and worked from 1958 to 1977 at Litton Industries in various senior management positions, ultimately as Executive Vice President. He is a Director of General Dynamics Corporation, Bergen Brunswig Corporation, Computer Sciences Corporation, Pinkerton's Inc., and USEC Inc.


                                 JAMES D. WOODS
Mr. Woods, age 67, is a member of Howmet International, Inc.'s Board of Directors, and its Audit Committee. He was elected to the Board of Directors on December 15, 1997. Mr. Woods is Chairman of the Board of CONEMSCO, Inc. and Chairman Emeritus of Baker Hughes Incorporated, a provider of products and services for the oil, gas, wastewater and base metals industries. He was Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated and its affiliated and predecessor companies, including holding the position of Corporate Vice President - Finance from 1972 to 1975, Executive Vice President and Director from 1977 to 1985, President, Chief Operating Officer and Director from 1985 to 1986 and President, Chief Executive Officer and Director from 1987 to 1997 at Baker International and Baker Hughes Incorporated. He is a Director of The Kroger Company, Varco International, Inc. and Wynn's International, Inc.

                                    EXHIBIT F

                      ARTICLE 8 REPORTING SCHEDULE

FIRST REPORT DUE:             February 1, 2000

SECOND REPORT DUE:            August 1, 2000

REPORTS DUE EVERY SIX MONTHS THEREAFTER:
                        o     February 1, 2001

                        o     August 1, 2001

                        o     February 1, 2002

FINAL REPORT DUE:             July 1, 2002

                                    EXHIBIT G

                               LETTER TO SUPPLIERS

Dear Sir:

            We are proud of our relationship with the many suppliers who have served Howmet Corporation and its subsidiaries throughout the years.

            Our business associations arose and will continue to stand on the basis of mutual respect. We value your goodwill, your service, and your ability to supply us with quality materials and supplies at fair prices. We trust you respect our integrity and independence, which are unencumbered by special interest and favoritism.

            In order to assure the integrity of our procurement system, Howmet has a policy that prohibits our employees from receiving money or gifts from suppliers or supplier's employees. For this reason, we must insist that you and your employees not provide gifts or gratuities of any kind (except non-monetary gifts having a nominal or token value of $50 or less) to any employee of Howmet or any of its subsidiaries. We have instructed those employees that they are not authorized to receive gifts from suppliers or to give anything of value to customers with the nominal exception noted above. We do not object to light refreshments, such as coffee and donuts at a business meeting, but consider meals to be precluded.

            We recognize that our standard is a strict one, but have decided that it is best to have a rule that is readily communicated and understood by both our employees and suppliers. If you have any questions about the rule or its implementation, please call the number below.

            Howmet has established a hotline (1-888-234-2723) to enable employees, suppliers and/or subcontractors to provide management with information about any possible improper or illegal activity or to ask questions concerning our standards for ethics and business conduct. Any calls will be held in the strictest confidence, and callers need not identify themselves.

            Please convey this policy reminder to your officers and employees who deal with Howmet.
                                    Very truly yours,



                                    David Squier
                                    President

                                    EXHIBIT H
[Howmet    HOWMET CORPORATION
   Logo]                                                    SPI      6110.01
                    CORPORATE                               Issued   07/30/99
           STANDARD POLICY INSTRUCTION                      Revision Original
                     MANUAL                                 Page     1 of 2
                        SUSPENDED OR DEBARRED INDIVIDUALS
         ADMINISTRATIVE RESPONSIBILITY: Vice President - Human Resources

  I.  PURPOSE/POLICY:

      Establish a procedure to refrain from hiring or actively employing any individual who currently is under indictment, convicted of a crime rendering the individual ineligible for federal programs, or listed by a federal agency as debarred, suspended, proposed for debarment or otherwise ineligible for federal programs.

II.   ORGANIZATIONS AFFECTED:

      All North American locations of Howmet Corporation and its subsidiaries.

III.  INSTRUCTIONS:

      A. Howmet and its subsidiaries shall not knowingly employ, with or without pay, any individual who is under indictment, convicted of a crime rendering the individual ineligible for federal programs, or listed by a federal agency as debarred, suspended, proposed for debarment or otherwise ineligible for federal programs.

      B. "Individual" includes any person to be hired in any salaried, management, consulting or other capacity.

      C. The relevant location shall make reasonable inquiries into the status of any potential employee or consultant. Such reasonable inquiries shall include, at a minimum, a review of the General Services Administration's ("GSA") List of Parties Excluded from Federal
           Procurement or Nonprocurement Programs, including the version maintained by GSA on its internet website (reference internet address HTTP://www.arnet.gov/epls).

      D. This policy does not require Howmet to terminate the employment of individuals who are indicted, become suspended, or are proposed for debarment during their employment with Howmet or one of its subsidiaries. They will, however, remove such employees from responsibility for or involvement with the company's federal programs until resolution of such indictment, suspension or proposed debarment.

      E. If any employee of Howmet or one of its subsidiaries is charged with a criminal offense relating to business or otherwise relating to honesty and integrity, it will remove that employee immediately from responsibility for involvement with the company's federal programs. If the employee is convicted or debarred, Howmet policy requires that the employee will be terminated from employment with Howmet.

      F. Any questions regarding interpretation of this policy are to be referred to Howmet's General Counsel

IV.   RELATED DOCUMENTS:

      A.   PPI 2.05, Suspended or Debarred Entities.

    - Denotes change from previous issue

                                    EXHIBIT I

[Howmet  HOWMET CORPORATION                                 Policy   2.05
Logo]                                                       Issued   08/05/99
       PROCUREMENT POLICY AND INSTRUCTION                   Revision 2
                     MANUAL                                 Page     1 of 1
                                     DEBARRED/SUSPENDED SUPPLIERS
              Administrative Responsibility: Director, Procurement Services

    I.PURPOSE

      To establish the procedure for checking the Lists of Parties Excluded From Federal Procurement or Non-procurement Programs for debarred/suspended suppliers.

   II.POLICY

      It is the  policy  of  Howmet  Corporation  to  protect  the  government's
      interest  when  subcontracting  with  suppliers  debarred,   suspended  or
      proposed for debarment per FAR 52.209-6.

 III. INSTRUCTIONS

      A.  Debarred/Suspended Supplier Listing:

0         1.  Prior to placement of any purchase order in excess of $25,000 the buyer must check the Lists of Parties Excluded From Federal
              Procurement or Non-procurement Programs pamphlet (reference
              Internet address http://epls.arnet.gov/epl/owa/epls.report_menu) to make sure that the selected supplier is not debarred or suspended from receiving such purchase orders. The list is published on a monthly basis by the United States General Services
              Administration, Office of Acquisition Policy. If the selected supplier appears in the listing, the buyer must follow the action as shown under the appropriate cause and treatment codes section of the listing.

   IV.RELATED DOCUMENTS

      None

    - Denotes change from previous issue

                                    EXHIBIT J
                          Unallowable Cost Methodology
Article 24 of the Administrative Agreement identifies categories of costs which are required to be treated as unallowable. Much of the aforementioned unallowable costs are in the form of Howmet salaried employee time spent on those tasks for which the cost is made unallowable by the Administrative Agreement (the "Unallowable Cost Tasks"). Capturing this time is an onerous task. There are many salaried employees at numerous locations involved in the Unallowable Cost Tasks. Identifying each individual involved and communicating to each which are the Unallowable Cost Tasks is a sizeable undertaking. Also, Howmet does not have a reporting system that separately identifies and collects the tasks on which salaried employees spend their time. Consequently, reporting time spent on the Unallowable Cost Tasks requires the creation of a new and extensive reporting system. In summary, the mechanical effort (i) to communicate which are the unallowable cost tasks to all involved and (ii) to capture the time the salaried employees spend on these unallowable tasks would be very time-consuming and disruptive. The cost, in the form of distraction and diverted employee time, will be disproportionately high in comparison to the benefit. For many individuals the time spent to capture the unallowable time will exceed the unallowable time itself.

Howmet believes that this disproportionately high cost can be avoided while still achieving the intent of the Administrative Agreement. Howmet proposed that the Air Force and the company agree to an estimate of the unallowable salaried employee time and other unallowable costs. Howmet developed a methodology to estimate the costs and presented it to the Air Force during our meeting on July 7, 1999.

The methodology and general guidelines for the preparation of the estimate follow.

1. Specific estimates will be prepared for each category of unallowable cost identified in the Administrative Agreement. (Attachment A is a listing, and Attachment B is a detailed listing of section VIII of Attachment A.)

2. Estimates will be prepared by or under the supervision of the Corporate Controller or Director Internal Audit.

3. In all cases estimates will be reasonable. In situations where the Corporate Controller, Director of Internal Audit or their designee determine a range of reasonable estimates for an Unallowable Cost Task, the estimate used will be that at the high end of the reasonable range.

4. For those individuals who have or are expected to spend significant amounts of time on the Unallowable Cost Tasks:

      a)    Time will be estimated separately for each individual and by task.

      b) Time will be converted to dollars based on the individual's salary plus estimated bonus plus fringe rate. (For the five most highly compensated executives whose compensation exceeds $342,986 (the FAR ss. 31.205-6 allowable maximum), $342,986 will be used for the compensation amount.)

5. For some Unallowable Cost Tasks: (i) the implementors have not yet been designated or (ii) the implementors had or will have a small amount of time dedicated to the Unallowable Cost Tasks. In these cases a general man hour estimate will be prepared rather than one on a specific individual basis. Such estimates will be prepared as follows:

      a.    Time will be estimated in the four general  categories  of employee:
            (i) plant general manager level, (ii) manager level, (iii) plant operator level, and (iv) administration assistant level.

      b. Time will be converted to dollars based on an estimated average salary, bonus and fringe rate for each general category.

5. Attachment A is an example of the form of the unallowable costs summary worksheet.

6. Attachment C is an example of a summary of workdays spent on the Unallowable Cost Tasks.

7. Attachment D is an example of a summary accumulation of workdays spent by person (or general employee category) and by Unallowable Cost Task.

8. Attachment E is an example of a summary of workdays by person (or general employee category), the respective salary, bonus and fringe rate and the multiplication product of the two.

                                                                    ATTACHMENT A
                           UNALLOWABLE COST WORKSHEET
                                                                    ($000)
                                                                1999   2000-2002
                                                                ----   ---------
I.   Air Force cost reimbursement

II.  Outside party costs related to kickbacks
         -  McCarthy Tetrault (attorney)
III. Potential payments re:  anti kickback statute
     Fees or penalties related to the other Cercast matters at issue

IV. All salary, bonus, fringe benefits and severance or early retirement incentive payment costs of Christian Vincent and Elmond Armorer expensed in 1999

                    - and -

     All salary, bonus, fringe benefits, and severance or early retirement incentive payments paid to other employees released from Howmet as a results of the wrong doing at issues

V. McKenna & Cuneo fees to prepare for the meeting with the Air Force and to negotiate and prepare the Administrative
     Agreement

VI. Fees of independent reviewer (Vinson & Elkins) for review of Cercast's participation in Howmet's Business Ethics Program

VII. Audit Committee fees & expenses

VIII.Internal man hour costs related to:
      1. criminal or civil investigation
      2. negotiating fines or penalties
      3. preparation for and attending meetings with the Air Force and responding to Air Force inquiries
      4. preparing the Administrative Agreement
      5. performing and administering the Administrative
         Agreement
      6. bring Howmet's self-governance, compliance and/or ethics program to a level acceptable to the Air Force
      7. cost of "kickback" investigation
      8. cost of DCIS investigation
      9. cost of Audit Committee presentations before the effective date of the Administrative Agreement
      10.cost to search for and investigate quality and ethics
         issues at Cercast plants
      11.disclosures to customers and related customer follow-up meetings
      12.customer meetings to resolve issues and settlements
IX.  Travel & expenses

X. Other costs (includes training materials, foreign translation, printing
      Less: training, etc. re: European and Japanese sub.

*  includes only those costs unallowable after 1999.

UCWorksheet:M2

Admin.                                                            ATTACHMENT B
AGREE.                                                            PG. 1 OF 3
ARTICLE #
         UNALLOWABLE COSTS:

24a.2 1. Cost of a criminal or civil investigation

24b.3 2. Cost of fines or penalties related to the "Cercast matters at issue"

24a.3 3. Cost to prepare for and attend any meetings with the Air Force and responding to Air Force inquiries related to "Cercast matters at issue"

      4.  Cost to prepare the Administrative Agreement

24a.3 5.  Cost  to  perform  and  administer  the  terms  of the  Administrative
      Agreement, including:

4. (i) cost to institute "preferred supplier programs" designed to rate perspective subcontractors and suppliers for quality and performance, and to assign an enhanced priority to such entities for having instituted compliance and value based ethics programs.

6. (ii) The General Manager of each Howmet facility is required to make an annual certification. The cost of the certification is unallowable. This unallowable cost is the cost to implement and prepare the annual certification attesting that the General Manager has personally advised, or has arranged for and verified that each employee had been advised, of the following:
              (a) the content and application of the Business Ethics Program.
              (b) strict adherence of the law, the Code of Ethics and
               Standards of Business Conduct ("the Code") and principles of the Business Ethics Program, is a condition of employment.
              (c) Howmet will take disciplinary action,  including  discharge, for any violation of law, the Code, the principle, of the Business Ethics Program or basic tenets of business honesty and integrity.

8. (iii) cost of the Cercast President's written reports to the Air Force describing measures taken by Cercast to implement the Business Ethics Program and to ensure compliance with the Administration Agreement. (Cercast ONLY)

8.f. (iv) - cost of reporting to the Air Force (1) all calls made to the toll free line pertaining to Cercast, (2) any instances of suspected misconduct involving Cercast brought to the attention of Management through any channels. (Cercast ONLY)
                 - cost of investigation, corrective action, disciplinary
                   action, and follow-up.  (Cercast ONLY)

10. (v) cost of notifying Air Force of any legal proceedings involving Howmet of the nature described in para.10 of the Administrative Agreement.

11. (vi) cost of preparing for and attending a meeting between the President of Howmet and the Director of internal Audit and the Air Force to discuss the status of implementation of the Administrative Agreement and the Business Ethics Program. Such meeting to occur 5 - 7 months after the effective date of the Administrative Agreement.

12. (vii) - cost of independent reviews of Cercast's participation in Howmet's Business Ethics Program.
              - cost of implementing any changes resulting from such review.

ADMIN.                                                      ATTACHMENT B
AGREE.                                                      PG. 2 OF 3
ARTICLE #

12.         (viii) - cost of a second  review of  Cercast's  participation  in
              Howmet's Business Ethics Program.

            - cost of implementing any changes resulting from such review.

13. (ix) cost of the Internal Audit organization to audit Cercast (Cercast ONLY) for compliance with the Administrative Agreement and Howmet's self-governance programs.

15. (x) cost of reports of suspected misconduct at the Cercast facility (Cercast ONLY); cost of investigation; cost of notifying the Air Force; cost of corrective action.

16. (xi) - cost of establishing an independent quality assurance group that does not report to director of production at Cercast.

17.         (xii)    cost of letters to all Howmet suppliers and subcontractors re: Howmet's commitment to integrity, no gifts from suppliers, etc.

18. (xiii) - cost to establish a procedure to carryout Howmet's policy to not employ, with or without pay, any individual under
               ---
              indictment for, or convicted of, a crime rendering them ineligible for Federal programs or listed by a Federal Agency as debarred, suspended, or otherwise ineligible for Federal programs. The procedure shall require reasonable inquiry into the status of any potential employee or consultant. Such reasonable inquiry will include, at a minimum, a review the General Services Administration List of Parties to Exclude from Federal Procurement and Non-Procurement Programs, as maintained by GSA on its Internet website.

            - cost to inform Air Force of resulting personnel actions. AFTER THE
              FIRST REVIEW, THE COST OF ONGOING MONITORING IS ALLOWABLE.

19.   (xiv) - cost to establish a procedure to carryout Howmet's policy to not form a contract with, purchase from, or enter into any
              ---
              business entity that is listed by a federal agency as debarred, suspended for proposed for debarment. The procedure shall require reasonable inquiry into the status of any potential business partner. Such reasonable inquiry will include, at a minimum, a review of the General Services Administration's List of Parties Excluded from Federal Procurement or Non-Procurement Programs, including the version maintained by GSA on its Internet website.

            - Notwithstanding  the above,  the Cercast  President  may determine that there is a compelling reason to deal with such persons. The cost of identifying such persons, documenting the compelling reasons for dealing with them, and communicating the actions to the Air Force are UNALLOWABLE THE FIRST TIME Cercast performs a search for such persons. AFTER THE FIRST SEARCH, THE COST OF ONGOING MONITORING IS ALLOWABLE.

24.a. 6. Cost to bring Howmet's self-governance, compliance, and/or ethics program to a level acceptable to the Air Force, including:

3.a.     (i)  cost of Program Ethics Office

3.b.     (ii)  - cost to circulate the written Code of Ethics and
              Standards of Business Conduct ("the Code") to all employees.

               - cost  to  obtain  each  employee's   signature  on  a  register
              of acknowledgement stating that he or she has read and understands the Code.

3.c.     (iii) - cost to institute an information and education
             program to assure that all employees are aware of (1) all applicable laws, regulatory, and standards of

ADMIN.                                                            ATTACHMENT B
AGREE.                                                            PG. 3 OF 3
ARTICLE #
             business conduct that employees are expected to follow, and (2) the consequences, to both the employee and the company that will ensue from any violation of such measures.
             - cost of the initial hour of live, compliance training for each employee for (1) and (2) above, and for the Business Ethics Program in general.

3.d.     (iv) cost to prepare all written material and training for employees in English and French.

3.e.     (v)  - cost to install a toll-free, dedicated telephone number for confidential calls reporting suspected misconduct or for asking questions related to business ethics or business conduct at Howmet.
              - cost of posting in prominent places, accessible to each
            employee, notice of the toll free number, inviting confidential calls, and stating the Howmet commitment to comply with all laws and regulations.
              - cost of posting a "Hotline" poster prepared by the Inspector
            General of the Department of Defense providing phone numbers to report fraud, waste, abuse and/or security violations.

3.f.    (vi)  cost to  institute  a  policy  prohibiting  giving  any  gift, gratuity, meal, refreshment or entertainment to any Government employee.

5.     (vii)  - cost to inform  all  managers  and  supervisors  of their responsibilities for the promotion of and adherence to the Business Ethics Program.
              - cost to  establish  promotion  and  adherence  to the  Code as an element of each Cercast manager's and supervisor's annual written performance standard.

28.   (viii)  cost of notifying all Cercast employees of (a) the facts and substance of the Administrative Agreement, (b) the nature of the wrongdoing leading to the Administrative Agreement, and (c) the importance of each employee's abiding by the terms of the Administrative Agreement and all requirements of law, regulations, and Howmet policies and procedures.

7.      (ix)  - cost of the Audit Committee of the B.O.D. to maintain and update the Code for Howmet.
              - cost of  Director of Internal  Audit and  Management  to report to the Audit  Committee  not less than three  times a year
              regarding Cercast's   Business  Ethics  Programs  and  compliance
              with the Administrative Agreement.

7.    Cost of "kickback" investigation and corrective action

8.    Cost of the DCIS investigation

9.    Cost of Audit Committee presenting before the effective date of the
            Administrative Agreement

10.   Searching for and investigating quality and ethics issues at the
            Cercast plants

11.   Disclosures to customers and related customer meetings

12.   Customer meetings to resolve issues and settlements

Attachment C


                                                                                 Days Spent on the Following Unallowable Cost Areas




                 1    2    3    4    5(i) 5(ii) 5(iii) 5(iv) 5(v) 5(vi) 5(vii)  5(viii)  5(ix) 5(x) 5(xi) 5(xii) 5(xiii) 5(xiv) 6(i)
------------------------------------------------------------------------------------------------------------------------------------






   Howmet       -    -    -    -     -    -     -      -     -     -     -      -        -     -    -     -       -      -       -




   Cercast      -    -    -    -     -    -     -      -     -     -     -      -        -     -    -     -       -      -       -





 TOTAL DAYS     -    -    -    -     -    -     -      -     -     -     -      -        -     -    -     -       -      -       -
------------------------------------------------------------------------------------------------------------------------------------



                                                                                        Att C



                                                                                               TOTAL
            6(ii) 6(iii) 6(iv) 6(v) 6(vi) 6(vii) 6(viii)  6(ix)  7    8   9     10  11  OTHER  DAYS
-----------------------------------------------------------------------------------------------------

   Howmet    -     -      -     -    -     -      -        -      -    -   -    -    -   -      -







   Cercast    -     -      -     -    -     -      -        -      -    -   -    -    -   -      -







 TOTAL DAYs   -     -      -     -    -     -      -        -      -    -   -    -    -   -      -
------------------------------------------------------------------------------------------------------------------------------------



Attachment D


Howmet Employees (excluding Cercast)


                                                                                 Days Spent on the Following Unallowable Cost Areas



                            1     2     3     4   5(i) 5(ii) 5(iii) 5(iv) 5(v)  5(vi) 5(vii) 5(viii) 5(ix) 5(x) 5(xi) 5(xii) 5(xiii)
------------------------------------------------------------------------------------------------------------------------------------


President                  -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

      Admin Asst           -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -


VP - Operations            -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

VP - Planning              -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

VP - CFO                   -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

Controller                 -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

U.S. Group Controller      -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

      Admin Asst           -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -


VP General Counsel         -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

Asst General Counsel       -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

      Admin Asst           -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -


Director - Procurement     -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

Corporate Purch Mgr        -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

      Admin Asst           -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -


Dir. - Int. Audit & Compl. -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

Compliance Liaison         -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

Staff Auditor              -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

      Admin Asst           -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -


VP Human resources         -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

Dir. - Comp. & Benefits    -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

Other                      -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

      Admin Asst           -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -


Dir. of Quality Assurance  -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

Level III                  -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

      Admin Asst           -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -


Employees, not specified   -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

       Plant GM level      -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

       Manager level       -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

       Plant Operator Level-     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -

       Admin. level        -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -



   TOTAL DAYS              -     -     -     -    -    -     -      -     -     -     -      -       -     -    -     -      -
------------------------------------------------------------------------------------------------------------------------------------





                                                                                                                    Att. D, p1 of 3

                                                                                                                     12     TOTAL
                          5(xiv) 6(i)  6(ii) 6(iii) 6(iv) 6(v) 6(vi) 6(vii) 6(viii) 6(ix) 7    8     9    10   11  & Norris DAYS
------------------------------------------------------------------------------------------------------------------------------------


President                  -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

      Admin Asst           -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -


VP - Operations            -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

VP - Planning              -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

VP - CFO                   -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

Controller                 -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

U.S. Group Controller      -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

      Admin Asst           -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -


VP General Counsel         -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

Asst General Counsel       -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

      Admin Asst           -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -


Director - Procurement     -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

Corporate Purch Mgr        -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -


      Admin Asst           -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -


Dir. - Int. Audit & Compl. -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

Compliance Liaison         -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

Staff Auditor              -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

      Admin Asst           -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -


VP Human resources         -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

Dir. - Comp. & Benefits    -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

Other                      -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

      Admin Asst           -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -


Dir. of Quality Assurance  -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

Level III                  -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

      Admin Asst           -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -


Employees, not specified   -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

       Plant GM level      -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

       Manager level       -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

       Plant Operator Level-     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -

       Admin. level        -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -



    TOTAL DAYS             -     -     -     -      -     -    -     -      -       -     -    -     -    -    -     -      -
------------------------------------------------------------------------------------------------------------------------------------








                                                                                                    1999

------------------------------------------------------------------------------------------------------------------------------------
Cercast Employees                                                               Days Spent on the Following Unallowable Cost Areas
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                            1     2     3     4    5(i) 5(ii) 5(iii) 5(iv) 5(v) 5(vi) 5(vii) 5(viii) 5(ix) 5(x) 5(xi) 5(xii) 5(xiii)
------------------------------------------------------------------------------------------------------------------------------------

President                   -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -


VP - Operations             -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

CFO/Dir of Admn Svc         -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

Controller                  -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

Other                       -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Admin Asst          -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

Sales Mgr.                  -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Plant Mgr.          -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Controller          -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Quality Mgr.        -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Quality Supv.       -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Quality Staff       -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Accountant          -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Sales               -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

Employees, not specified

        Manager Level       -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Plant Operator Level-     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Admin Asst. Level   -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Quality Support     -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

BETHLEHEM

        Plant Mgr.          -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Controller          -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Quality Mgr.        -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Quality Mgr.        -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Metallurgist        -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Sales Mgr.          -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

Employees, not specified

        Manager Level       -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Plant Operator Level-     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

        Admin Asst. Level   -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -



Subtotal pg 1               -     -     -     -     -    -     -      -     -    -      -      -       -     -     -     -      -

                                                                                                                     Att. D, p2of3

                                                                                                                        12    TOTAL

                            5(xiv) 6(i)  6(ii) 6(iii) 6(iv) 6(v) 6(vi) 6(vii)   6(viii) 6(ix) 7    8    9   10   11   & Norris DAYS
-----------------------------------------------------------------------------------------------------------------------------------
President                   -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -


VP - Operations             -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

CFO/Dir of Admn Svc         -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

Controller                  -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

Other                       -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -
        Admin Asst          -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

Sales Mgr.                  -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -


        Plant Mgr.          -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Controller          -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Quality Mgr.        -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Quality Supv.       -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Quality Staff       -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Accountant          -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Sales               -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

Employees, not specified

        Manager Level       -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Plant Operator Level-      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Admin Asst. Level   -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Quality Support     -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

BETHLEHEM

        Plant Mgr.          -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Controller          -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Quality Mgr.        -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Quality Mgr.        -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Metallurgist        -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Sales Mgr.          -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

Employees, not specified

        Manager Level       -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Plant Operator Level-      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

        Admin Asst. Level   -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -




Subtotal pg 1               -      -     -     -      -     -     -     -       -       -    -    -    -    -    -      -      -

-----------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
Cercast Employees                                                                Days Spent on the Following Unallowable Cost Areas
------------------------------------------------------------------------------------------------------------------------------------


                            1     2     3     4    5(i)  5(ii) 5(iii) 5(iv) 5(v) 5(vi) 5(vii) 5(viii)5(ix) 5(x) 5(xi) 5(xii) 5(xiii)
------------------------------------------------------------------------------------------------------------------------------------


HILLSBORO

        Plant Mgr           -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

       Controller           -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

        Quality Mgr.        -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

Employees, not specified

        Manager Level       -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

        Plant Operator Level-     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

        Admin Asst. Level   -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

CITY OF INDUSTRY

        Plant Mgr.          -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

        Quality Mgr.        -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

Employees, not specified

        Manager Level       -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

        Plant Operator Level-     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

CIRAL

        Plant Mgr.          -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

        Quality Mgr.        -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

        Tech Director       -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

Employees, not specified

        Manager Level       -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

        Plant Operator Level-     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

GEORGETOWN

        Plant Mgr.          -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

        Quality Mgr.        -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

        Quality Engineer    -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

Employees, not specified

        Manager Level       -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

        Plant Operator Level-     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

        Admin Asst. Level   -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

GENERAL

Employees, not specified

      Plant GM level        -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

      Manager level         -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

      Plant Operator Level  -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -

      Admin. level          -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -


Ethics Program Trainees     -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -




  Subtotal pg 1             -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -



Total                       -     -     -     -    -     -     -      -     -    -     -      -      -     -    -     -      -
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                 Att. D, p3of3

                                                                                                                         12    TOTAL
                            5(xiv) 6(i)  6(ii) 6(iii) 6(iv)  6(v)  6(vi) 6(vii) 6(viii) 6(ix) 7    8     9    10   11  & Norris DAYS
------------------------------------------------------------------------------------------------------------------------------------

HILLSBORO

        Plant Mgr.          -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

        Controller          -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

        Quality Mgr.        -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

Employees, not specified

        Manager Level       -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

        Plant Operator Level-      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

        Admin Asst. Level   -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

CITY OF INDUSTRY

        Plant Mgr.          -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

        Quality Mgr.        -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

Employees, not specified

        Manager Level       -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

        Plant Operator Level-      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

CIRAL

        Plant Mgr.          -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

        Quality Mgr.        -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

        Tech Director       -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

Employees, not specified

        Manager Level       -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

        Plant Operator Level-      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

GEORGETOWN

        Plant Mgr.          -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

        Quality Mgr.        -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

        Quality Engineer    -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

Employees, not specified

        Manager Level       -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

        Plant Operator Level-      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

        Admin Asst. Level   -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

GENERAL

Employees, not specified

      Plant GM level        -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

      Manager level         -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

      Plant Operator Level  -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

      Admin. level          -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -


Ethics Program Trainees     -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -




  Subtotal pg 1             -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -



Total                       -      -     -     -      -      -     -     -      -       -     -    -     -    -    -     -      -

------------------------------------------------------------------------------------------------------------------------------------

Attachment E

                                                                                          Attach. E

Howmet Emoloyees (excluding Cercast)

                                                                          TOTAL
                                                                          DAYS     RATE     EXTENDED
President
      Admin Asst

VP - Operations
VP - Planning
VP - CFO
Controller
U.S. Group Controller
      Admin Asst

VP General Counsel
Asst General Counsel
      Admin Asst

Director - Procurement
Corporate Purch Mgr.
      Admin Asst

Dir. - Int. Audit & Compl.
Compliance Liaison
Staff Auditor
      Admin Asst

VP Human resources
Dir. - Comp. & Benefits
Other
      Admin Asst

Dir. of Quality Assurance
Level III
Other
      Admin Asst

Employees, not specified
       Plant GM level
       Manager level
       Plant Operator Level
       Admin. level



                                                                TOTAL

----------------------------------------------------------------------------------------------------------------



                                                                                                        p1of2
Cercast Employees

                                                                          TOTAL
                                                                          DAYS     RATE     EXTENDED
President

VP - Operations
CFO/Dir of Admn Svc
Controller
Other
        Admin Asst
Sales Mgr.
MONTREAL
        Plant Mgr.
        Controller
        Quality Mgr.
        Quality Supv.
        Quality Staff
        Accountant
        Sales
Employees, not specified
        Manager Level
        Plant Operator Level
        Admin Asst. Level
        Quality Support
BETHLEHEM
        Plant Mgr.
        Controller
        Quality Mgr.
        Quality Mgr.
        Metallurgist
        Sales Mgr.
Employees, not specified
        Manager Level
        Plant Operator Level
        Admin Asst. Level

                                                   total, p.1


----------------------------------------------------------------------------------------------------------------




                                                                                                       p2of2
Cercast Employees


                                                                          TOTAL
                                                                          DAYS     RATE     EXTENDED
HILLSBORO
        Plant Mgr.
        Controller
        Quality Mgr.
Employees, not specified
        Manager Level
        Plant Operator Level
        Admin Asst. Level
CITY OF INDUSTRY
        Plant Mgr.
        Quality Mgr.
Employees, not specified
        Manager Level
        Plant Operator Level
CIRAL
        Plant Mgr.
        Quality Mgr.
        Tech Director
Employees, not specified
        Manager Level
        Plant Operator Level
GEORGETOWN
        Plant Mgr.
        Quality Mgr.
        Quality Engineer
Employees, not specified
        Manager Level
        Plant Operator Level
        Admin Asst. Level
GENERAL
Employees, not specified
      Plant GM level
      Manager level
      Plant Operator Level
      Admin. level

Ethics Program Trainees

                                                                  p1
                                                                total


----------------------------------------------------------------------------------------------------------------